UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☒	Filed by the Registrant	☐	Filed by a Party other than the Registrant
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SSR MINING INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SSR Mining Inc.

2023 Proxy Statement

6900 E. Layton Avenue, Suite 1300, Denver, Colorado 80237
www.ssrmining.com

April 14, 2023

Dear Shareholder:

We are pleased to invite you to the Annual Meeting of the Shareholders of SSR Mining Inc., which will be held virtually on May 25, 2023 at 10:00 a.m. MDT (Denver).

The Annual Meeting provides us with a valuable opportunity to consider matters of importance to the Company with Shareholders (as defined below), and we look forward to your participation. The accompanying Notice of Annual Meeting of Shareholders and proxy statement (the “Proxy Statement”) describes the business to be conducted at the meeting and provides information on SSR Mining Inc.’s approach to executive compensation and governance practices. We invest significant time and effort to ensure our compensation programs are competitive in the market and appropriately aligned with the achievement of business results and long-term Shareholder interests. Annually, we conduct a robust Shareholder outreach program and the disclosures contained in the accompanying Proxy Statement reflect feedback received during our outreach program.

Your participation in the affairs of the Company is important to us and we encourage you to vote your Shares.

If you have any questions about the information contained in this Proxy Statement or require assistance in voting your Shares, please contact Laurel Hill Advisory Group, our proxy solicitation agent, by calling toll-free at 1-877-452-7184 (for Shareholders in Canada or the United States) or 1-416-304-0211 (for Shareholders outside North America) or by e-mail at assistance@laurelhill.com. If you are a holder of SSR Mining Inc.’s CHESS depositary interests in Australia, you can contact Laurel Hill by calling toll-free at 1-800-861-409 or by e-mail at assistance@laurelhill.com.

The Board and management look forward to your participation at the Annual Meeting and thank you for your continued support.

Sincerely,

/s/ Rod Antal
Rod Antal
President & Chief Executive Officer
i

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	May 25, 2023, 10:00 a.m. MDT (Denver) .
Place:
The Annual Meeting will be held as a virtual meeting via live webcast on the Internet. Because the meeting is completely virtual and being conducted via the Internet, shareholders will not be able to attend the meeting in person. You will be able to attend the Annual Meeting, vote and submit your questions on the day of the meeting via the Internet by visiting 'https://meetnow.global/MWX2WMC and entering the control number included on your proxy card.
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Items of Business:
•Elect the directors named in this Proxy Statement, each to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified, or until their earlier resignation or removal;
•To approve on an advisory (non-binding) basis, the compensation of the Company’s named executive officers disclosed in this Proxy Statement;
•To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year ending December 31, 2023; and
•To transact other business that may properly come before the Annual Meeting, or any adjournments or postponements thereof.
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Record Date:
The Board of Directors set March 28, 2023 as the record date for the Annual Meeting (the “Record Date”). Only shareholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.
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Voting:
Your vote is very important. Whether or not you plan to attend the Annual Meeting virtually, we encourage you to read the Proxy Statement and submit your proxy or voting instructions as soon as possible. You can vote your shares electronically via the Internet, by telephone or by completing and returning the proxy card or voting instruction card if you requested paper proxy materials. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Company is sending out proxy-related materials to Shareholders using the notice-and-access mechanism that came into effect on February 11, 2013 under National Instrument 54-101 – Communications with Beneficial Owners of Securities of a Reporting Issuer. Notice-and-access is a set of rules that allows issuers to post electronic versions of proxy-related materials (such as proxy statements and annual financial statements) online rather than mailing paper copies of such materials to Shareholders. Our annual report on Form 10-K for the year ended December 31, 2022 and the 2023 Proxy Statement are available free of charge at www.ssrmining.com, and the Company's page on EDGAR (www.sec.gov/edgar.shtml) and on SEDAR (www.SEDAR.com). You can also request copies of these documents by contacting the Company’s transfer agent, Computershare Investor Services Inc. (“Computershare”), by telephone at 1-866-962-0498.

By order of the Board of Directors,

/s/ Michael J. Sparks
Michael J. Sparks
Chief Legal and Administrative Officer and Secretary
April 14, 2023

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS CDI VOTING PROCESS

The 2023 Annual and Special Meeting (the “Meeting”) of holders of common shares (“Shareholders”) of SSR Mining Inc. (the “Company”) will be held virtually on May 25, 2023 at 10:00 a.m. MDT (Denver). The Meeting provides Shareholders with an opportunity to participate directly in the affairs of the Company. Please see the accompanying Notice of Annual and Special Meeting for further details.

As the common shares of the Company are listed on the Australian Securities Exchange (the “ASX”) in the form of CHESS Depositary Interests (“CDIs”), the Company would like to remind CDI holders of the particular requirements and restrictions that their votes will be subject to. Each CDI represents a beneficial interest in one common share of the Company. CDI holders do not actually own direct legal title to common shares, which is held for and on behalf of CDI holders by CHESS Depositary Nominees Pty Ltd. (“CDN”), a wholly owned subsidiary of ASX Limited. This structure exists because the Company is listed on a Canadian exchange with a right to have its securities traded on the ASX by way of CDIs.

This arrangement impacts how CDI holders can record their votes for the matters to be tabled at the Meeting. As CDIs are technically rights to common shares held on behalf of CDI holders by CDN, CDI holders need to provide confirmation of their voting intentions to CDN before the Meeting. CDN will then exercise the votes on behalf of CDI holders. If a CDI holder wishes to vote, they must register their vote with CDN by using the CDI Voting Instruction Form (“VIF”) provided.

CDI holders who have questions about the information contained in this Proxy Statement or require assistance with voting can contact our proxy solicitation agent, Laurel Hill Advisory Group, for assistance by calling toll-free at 1-800-861-409 or by e-mail at assistance@laurelhill.com.

To have a CDI vote counted, CDI holders must return their completed VIF to CDN no later than 12:00 p.m. on May 22, 2023. This deadline has been set to allow CDN sufficient time to collate the votes of CDI holders and submit them to the Company no later than 5:00 p.m. MDT (Denver) on the second business day preceding the date of the Meeting or any adjournment thereof.

The Company appreciates your support and your interest in the Company and looks forward to your continued support. The Company encourages CDI holders to lodge their votes ahead of the Meeting in the manner specified above.

Yours Sincerely,

SSR MINING INC.

/s/ Rod Antal
Rod Antal
President & Chief Executive Officer

TABLE OF CONTENTS

LETTER TO SHAREHOLDERS	i	PROPOSAL No. 2 - Approval, on an Advisory (Non-	29
NOTICE OF ANNUAL MEETING OF	ii	Binding) Basis, of the Compensation of the Company’s
SHAREHOLDERS		Named Executive Officers Disclosed in the 2022 Proxy
CDI VOTING PROCESS	iii	Statement
TABLE OF CONTENTS	iv	REPORT OF THE COMPENSATION & LEADERSHIP	30
BUSINESS OF THE MEETING	1	DEVELOPMENT COMMITTEE
Meeting Format	1	Shareholder Outreach	30
Record Date and Entitlement to Vote	1	Recommendations	30
Items of Business	1	COMPENSATION DISCUSSION AND ANALYSIS	31
Voting Policies	2	Named Executive Officers	31
General Information	2	Compensation Philosophy	32
Annual Report on Form 10-K and Additional	2	Board Oversight and Compensation Governance	33
Information		Compensation-Related Risk	33
ENVIRONMENTAL, HEALTH, SAFETY,	3	Compensation Decision-Making Process	34
SUSTAINABILITY AND COMMUNITY		Elements of Compensation	35
Commitment to Sustainability	3	2022 Compensation Results	38
Sustainability Report	3	Executive Share Ownership Guidelines	40
Environment and Climate Change	3	Employment Agreements	41
Health and Safety	4	EXECUTIVE COMPENSATION TABLES	42
Community Relations	5	Summary Compensation Table	42
HUMAN CAPITAL MANAGEMENT	6	Grants of Plan-Based Awards	43
PROPOSAL No. 1 - Election of Directors	8	Outstanding Equity Awards at Fiscal Year-End	44
NOMINEES FOR ELECTION TO THE BOARD OF	9	Option Exercises and Stock Vested	45
DIRECTORS		Securities Authorized for Issuance under Equity	45
Our Board of Directors	9	Compensation Plan
Skills Composition of the Board	19	Pension Benefits and Nonqualified Deferred	45
CORPORATE GOVERNANCE	20	Compensation Tables
Board Tenure and Term Limits	20	Potential Payments upon Termination or Change in	46
Director Independence	21	Control
Inclusion and Diversity	21	CEO Pay Ratio	48
Director Share Ownership Guidelines	22	Pay Versus Performance	49
Nomination of Directors and Criteria for Board	22	PROPOSAL No. 3 - Ratification of Appointment of	52
Membership		Independent Registered Public Accounting Firm
Board Leadership Structure	23	REPORT OF THE AUDIT COMMITTEE	53
Director Independence and Categorical Standards	23	Risk Management and Conflicts of Interest	53
Performance of the Board	23	Independent External Auditor	53
Director Orientation and Continuing Education	23	Recommendations	55
Board Meetings	24	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL	56
Board and Committee Chair Position Descriptions	24	OWNERS AND MANAGEMENT
Board Committees	25	Certain Beneficial Owners	57
Procedures for Approval of Related Persons	26	CERTAIN RELATIONSHIPS AND RELATED PARTY	58
Transactions		TRANSACTIONS
Anti-Hedging Policy	26	Related Party Transactions	58
Communications with the Board	26	Interest of Certain Persons in Matters to be Acted Upon	58
DIRECTOR COMPENSATION	27	Management Contracts	58

Indebtedness of Officers and Directors	58	VOTING INSTRUCTIONS	63
OTHER MATTERS	58	Registered Shareholder Voting	63
GENERAL VOTING MATTERS	59	Non-Registered Shareholder Voting	64
Voting Rights	59	Canada – Voting Instructions	65
How to Vote	59	Australia – Voting Instructions	66
Revoking a Proxy	60	Appointment of a Third-Party as Proxy	66
Solicitation	60	To Register your Proxyholder	66
Votes Required	60	Deadlines for Voting	67
Quorum	60	Revoking your Proxy	67
Notice-and-Access	61	Revocation of Voting Instruction Forms and Proxies	67
Householding	61	APPENDIX A - Non-GAAP Financial Measures	A-1
Shareholder Proposals for the 2024 Annual Meeting of	61	APPENDIX B - How to Participant in the Meeting	B-1
Shareholders		Online
Future Annual Meeting Business	61	PROXY CARD
v

BUSINESS OF THE MEETING

The 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of SSR Mining Inc. (“SSR Mining,” the “Company,” “we,” “us” and “our”) will take place on May 25, 2023 at 10:00 a.m. MDT (Denver).

This Proxy Statement references policies, guidelines and other documents of the Company that are located on the Company’s website. The information on our website, including specific documents we reference, are not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the United States Securities and Exchange Commission (the “SEC”) on EDGAR or with Canadian regulatory authorities through SEDAR.

Meeting Format

This year’s Annual Meeting will be a completely virtual meeting of Shareholders through an audio webcast live over the Internet. There will be no physical meeting location. The meeting will only be conducted via an audio webcast. Please go to https://meetnow.global/MWX2WMC to access and participate in the Annual Meeting. Any shareholder may attend and listen live to the webcast of the Annual Meeting over the Internet at such website. Shareholders as of the record date may vote and submit questions while attending the Annual Meeting via the Internet by following the instructions listed on your proxy card. The webcast starts at 10:00 a.m. MDT, on May 25, 2023. We encourage you to access the meeting prior to the start time.

You may vote by telephone, over the Internet or by completing, signing, dating and returning your proxy card as soon as possible. For more information on how to attend and participate in the Meeting online, please refer to the “General Voting Information” section of this Proxy Statement.

Record Date and Entitlement to Vote

Only holders of the Company’s common shares (the “Shares”) as recorded in our stock register at the close of business on March 28, 2023 (the “Record Date”), may vote at the annual meeting. On March 28, 2023, there were 206,868,001 Shares issued and outstanding. As of the date of this Proxy Statement, the Company has not issued any shares of preferred stock, no Shares have multiple voting rights and there are no non-voting Shares. Each Share is entitled to one vote per share on any matter submitted to a vote of our Shareholders.

Items of Business

Voting Recommendation
Proposal 1:	Elect the directors named in this Proxy Statement, each to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified, or until their earlier resignation of removal.	FOR each nominee
Proposal 2:	To approve on an advisory (non-binding) basis, the compensation of the Company’s named executive officers disclosed in this Proxy Statement.	FOR
Proposal 3:	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.	FOR

Aside from the aforementioned voting matters, the Company’s board of directors (“Board of Directors” or the “Board”) knows of no matters to be presented at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons appointed as proxies.

Voting Policies

Under the Company’s majority voting policy, all general business matters to be considered at the Meeting will each be determined by a majority of votes cast at the Meeting by proxy or in person. General business matters include the election of each nominee proposed for election as a director of the Company in an uncontested election, the advisory say-on-pay vote, and the ratification of the Company’s auditors, among other general business matters as set forth in the Company’s Articles.

Special business matters to be considered at the Meeting will each be determined by two-thirds of votes cast at the Meeting by proxy or in person. Special business matters include, but are not limited to, approval of mergers or business combinations and approval of amendments to the Company’s Articles.

General Information

Common Shares Outstanding

As of the close of business on March 28, 2023, there were 206,868,001 Shares outstanding. The Shares trade under the symbol “SSRM” on the Toronto Stock Exchange (“TSX”) and the Nasdaq Global Market (“NASDAQ”), and the symbol “SSR” on the Australian Securities Exchange (“ASX”).

Principal Holders of Voting Securities

Based on information available to the Company and to the knowledge of the directors and executive officers of the Company, other than those Shareholders identified in the “Security Ownership of Certain Beneficial Owners and Management” section of this Proxy Statement, no person, firm or Company beneficially owns, directly or indirectly, or exercises control or direction over, voting securities of the Company carrying more than 5% of the voting rights attaching to the total number of issued and outstanding Shares of the Company.

Currency

Unless otherwise specified, all dollar amounts herein are expressed in United States dollars. Canadian dollars will be designated as “C$.” The rates of exchange, as reported by the Bank of Canada, on December 31, 2022 and March 28, 2023, were:

December 31, 2022			March 28, 2023
US$	$1.00	$0.74	US$	$1.00	$0.73
C$	C$1.35	C$1.00	C$	C$1.36	C$1.00

Date of Information

Except as otherwise stated, the information contained herein is given as of March 28, 2023.

Annual Report on Form 10-K and Additional Information

A copy of our annual report on Form 10-K for the year ended December 31, 2022, as filed with the SEC, is available to Shareholders without charge upon written request directed to the Corporate Secretary of SSR Mining Inc. at 6900 E. Layton Avenue, Suite 1300, Denver, Colorado 80237. The Company makes available on or through our website, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to such reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after filing. Such filings are also available, free of charge, through the SEC’s EDGAR system and SEDAR.

Additional information relating to SSR Mining is available on our website at www.ssrmining.com, and under the Company’s profile on EDGAR (www.sec.gov/edgar.shtml) and on SEDAR (www.SEDAR.com). Financial and other information of SSR is provided in its audited consolidated financial statements and management’s discussion and analysis for the financial year ended December 31, 2022, and in our annual report of Form 10-K which can be found under our profile on SEDAR and will be sent without charge to any security holder upon request by contacting the Corporate Secretary of SSR Mining Inc. at 6900 E. Layton Avenue, Suite 1300, Denver, Colorado 80237, or by telephone at (303) 292-1299.

ENVIRONMENTAL, HEALTH, SAFETY, SUSTAINABILITY AND COMMUNITY

Commitment to Sustainability

Our vision is to deliver sustainable value for all stakeholders through responsible mining. People and the environment are our most important resources, and we are committed to safeguarding them both now and for the future. We recognize the catalyst role our operations can play in local communities and commit to leaving a positive legacy. We take a long-term view of our sustainability responsibilities and are committed to having the highest sustainability standards and targets, as well as plans, procedures and metrics in place, to ensure our commitments are met every single day.

At SSR Mining, ultimate responsibility for our sustainability programs and performance sits with the Board of Directors. The Board is supported in this regard by the Environmental, Health, Safety and Sustainability Committee (the “EHS&S Committee”), which oversees, monitors, and reviews our practice and performance in areas of safety, health, community and stakeholder relationships and environmental management (including areas of water management, and climate change). The EHS&S Committee meets formally at least four times a year, with additional meetings held as required. The charter of the EHS&S Committee is available on our website.

Sustainability is also a key responsibility for our executive and site teams. Our approach to sustainability is underpinned by the principle of collective responsibility and a belief that every employee must contribute to achieving our sustainability commitments. To reflect our commitment to sustainability, for employees eligible to receive annual short-term incentive compensation, a material component of the annual short-term incentive compensation performance metrics for the business are linked to the achievement of EHS&S targets across the business.

We also expect our suppliers to respect our commitment to sustainability and the principles outlined in our Code of Conduct. We also encourage our major suppliers to be certified to industry best practice standards and require evidence that they have health and safety management plans in place.

Sustainability Report

Annually, the Company publishes an ESG and Sustainability Report that sets out in detail the Company’s environmental, health, safety and sustainability initiatives and policies, including our approach to ESG. A copy of the latest SSR Mining ESG and Sustainability Report can be found on our website at: http://www.ssrmining.com/corporate_responsibility. Shareholders are encouraged to read our full ESG and Sustainability Report for more detailed information.

Environment and Climate Change

Being responsible environmental stewards is a critical part of our business. By using natural resources and energy efficiently, recycling waste, and working to protect biodiversity, we expect to be able to deliver long term value to all stakeholders and leave a positive legacy. Our approach to environmental management is set out in our Environmental and Sustainability Policy, which is available on our website.

We manage our operations in strict compliance with all relevant environmental standards. One way we monitor our environmental performance is by tracking the number of environmental incidents related to our activities, even when they are minor and contained within the mine site. In 2022, we updated the classifications system across the Company, following an incident that occurred at Çöpler. In June 2022, Türkiye's Ministry of Environment, Urbanization and Climate Change (“Ministry of Environment”) temporarily suspended operations at the Çöpler mine site as a result of a leak of leach solution containing a small amount of diluted cyanide. The leak occurred from a pipeline that pumps diluted cyanide solution to Çöpler’s heap leach pad. The Ministry of Environment visited site and ordered remediation and improvement initiatives to be undertaken. SSR completed these initiatives and received the required regulatory approvals from Türkiye's government authorities in September 2022, at which time all operations were restarted at the Çöpler mine.

At SSR Mining, we are committed to being part of the global solution to the climate change challenge. In 2020, we made a commitment to immediate climate action, releasing a commitment on climate change that sets a net zero operational greenhouse gas emissions goal by 2050. To date, each mine operation site has completed a climate change physical risk assessment. In 2022, we progressed the work of understanding opportunities for emissions reduction potential at each one of our sites and developed an internal assessment and visualization tool will allow us to better support operational decision-making and maintain a focus on the performance of each operation. SSR’s vision to deliver on its Net Zero commitment by 2050 is to deliver the greatest emissions reductions for the most efficient cost and operational strain.

At each site we track our energy data to understand our total consumption of energy, which has a direct correlation to greenhouse gas emissions. In 2022, our total energy use was 4,724,530 GJ and our scope 1 (direct) emissions were 308,333 tonnes of CO2-e, and our scope 2 (indirect) emissions were 92,947 tonnes of CO2-e. Our total scope 1 & 2 emissions for 2022 were 401,280 tonnes of CO2-e.

We also maintain comprehensive water quality monitoring programs to help ensure that we meet all applicable regulatory requirements and disclose our water stewardship performance through the CDP Water Security questionnaire. In 2022, the Company established a group-wide water stewardship strategy based on our active water balance models and watershed-level assessments across all sites. This three-pronged strategy is focused on efficiency, by optimizing our water management to reduce freshwater withdrawal, consumption and discharge; responsibility, by managing and mitigating negative impacts on water quality and quantity; and sustainability, by operating in partnership with our external stakeholders to meet both the needs of today and the future.

Tailings are a common waste product generated by the mining process. We manage our tailings facilities responsibly and in line with international standards and local regulations to meet site specific conditions. In February 2019, the International Council on Mining and Metals (ICMM), the Principles for Responsible Investment (PRI) and the UN Environment Programme began developing the Global Industry Standard on Tailings Management (GISTM). During 2022, we continued to align our operations and practices to the expectations of the GISTM. As we assess our compliance with the GISTM, we will continue to use the ESG and Sustainability Report to disclose information.

Safe and responsible cyanide management is critical to our operations and our social license to operate. We use cyanide in the plants at our gold operations to separate the gold from the ore. Proper and robust cyanide management is essential to prevent risk to both human health and the environment. We strive to adhere to good practice for the safe transportation, storage, use and disposal of cyanide. The foundation of our approach to cyanide management is built on strict operating standards, and governed by legal requirements. It is also informed by industry best practices and the requirements of International Cyanide Management Code (ICMC). Our Marigold mine in Nevada was the first mine certified to ICMC standard and we are committed to aligning and certifying over time all our operations to ICMC standard.

Health and Safety

The Company is committed to the overall health and safety of its employees, contractors, and the communities in which they operate. We believe that our employees and business partners are critical to our success as a business, and we are committed to providing a safe working environment for them. We remain committed to the principle of safe production and firmly believe occupational injuries and illnesses are preventable, and to provide a workplace that fulfills such objectives. Our Health and Safety policy applies to all employees and contractors working across our business. The policy is backed up by robust enterprise and site-specific safety management plans and systems which align with the international best practice standards OHSAS18001 and ISO45001. We regularly assess the safety and health-related risks across each part of our mines. These assessments ensure that we are aware of the specific risks in each part of the mine and inform us that the most appropriate critical controls are in place. Further to this, our safety plans follow a risk mitigation hierarchy of control which includes the identification of risk, assessment of controls and the implementation of controls.

Our number-one objective, above anything else, is to reduce harm and the incidents that hurt our employees and business partners. It is clear by our performance in 2022 that we have more work to do. Puna suffered a fatality in January 2022, when a vehicle contracted to transport mine personnel home at the end of a work rotation left a public road approximately 20 kilometers from the mine. While this incident did not occur on our operations, it took place while people were in our care, and as such, we treated it as our own. A full investigation was carried out following the incident to identify the root case and any necessary corrective actions. Following the investigation, key changes were made to the transport of personnel during the rainy season. The safety performance at our operations also saw a decline this year. Our Total Recordable Injury Frequency Rate (TRIFR) per million hours worked, increased from 2.47 in 2021 to 3.97 in 2022. To improve performance and realign with our targets we developed and began implementation of a revised safety plan to influence continuous improvement in safety performance for future years. Key aspects of the plan include employee engagement, embedding our Integrated Management System, developing a three-year strategy, developing and implementing a risk management framework, and improving incident reporting and investigations. Further details of the plan can be found in the ESG and Sustainability Report.

We also recognize that there is more to ensuring worker and community health and well-being than simply working to prevent injuries. We are taking a proactive approach to health through environmental, biological and medical monitoring and quantifying occupational exposure risk. Our goal is to minimize health risks to employees, business partners, visitors and communities.

Community Relations

We recognize the important role our operations can play as catalysts for social and economic development in the communities we operate in and beyond. All our operations support a wide range of community development initiatives, which are based on the local socioeconomic environment and community needs. Our approach to community investment is set out in our ESG and Sustainability Policy. We support local social and economic development in three key ways: hiring from the local community, prioritizing local suppliers, and supporting community projects and initiatives. In 2022, we continued our practice of direct investment in the local community infrastructure where we operate and in related social programs.

For local communities, employment opportunities are a primary benefit of our presence. Hiring workers from the communities nearest our mines and the countries we operate in is one of the most important contributions we make to social and economic development. We strive to maximize local hiring at all our operations. We also provide skills development programs for our workers, contractors, and local communities to help them develop the skills needed to work at the mine.

Each year we contribute to the development of our local communities by making direct investments in community infrastructure and social programs. We provide scholarships to local community members around our Çöpler mine, supporting students ranging from vocational high school students to one pursuing a Master’s degree. Marigold has provided both financial support to the University of Nevada, Reno, and individual scholarships to dependents of Marigold employees and students from local communities. Through the Colorado School of Mines, we also provide annual Women in Mining Scholarships to support a female mine engineering student to advance her career. At Seabee, we fund a breakfast program in the Gorden Deny School in the nearby town of La Ronge, providing a nutritious breakfast in an inclusive caring environment for students. In rural Jujuy near our Puna Operations, we partner with local schools to improve educational outcomes and, since 2012, we have supported the renovation of six local schools. In collaboration with the Argentina Ministry of Education we helped to create a program to enable community members, including our employees, to complete their secondary education.

Alongside the direct investments noted above, at our operations in Argentina and Türkiye we have dedicated Social Development Funds. These funds aim to support sustainable projects in the local communities to help diversify economic activity in the local area and reduce reliance on the mine. At our the Çöpler mine in Türkiye, the Social Development Fund provides financial support to local entrepreneurs so they can set up or grow their own businesses. Projects are selected based on a set of development priorities agreed in consultation with the community and aligned with local development plans and priorities. The Company contributes a portion of the profits from gold produced annually by the Çöpler mine, thereby linking the benefits we share with the community to our success as a company. Our Puna Operations in Argentina also partnered with the local regional government to invest in local communities through a Social Development Fund. This innovative partnership between the mine and the host communities aims to promote financial inclusion and create opportunities for local entrepreneurs and support a wide-range of social and community development projects. Management of the fund is participatory in nature, and the board of directors consists of representatives of local communities to evaluate, approve and deliver financing for the projects.

In 2022, the Company launched a suite of inclusion initiatives at the Company’s corporate office in Denver, which included a variety of in-person events and long-term initiatives designed to celebrate diversity and inclusion and create more opportunities for employees to come together. The program kicked off with a combination of cultural heritage events, volunteer events, and community engagement initiatives.

HUMAN CAPITAL MANAGEMENT

People are our core strength. More than any other factor, our success depends on their capabilities and commitment. We are focused on attracting and retaining experienced and skilled talent with a culture that puts safety at its core and supports people to reach their potential.

We believe that transparent communication with workers and unions is critical to the effective execution of our operations. We do not impose restrictions on union representation, and we respect the rights of freedom of association and collective bargaining. In total, 37% of our workforce are union members and have collective bargaining agreements in place. In 2022, we enjoyed positive labor relations across all sites. As an example, at our Çöpler mine we invite union and workforce representatives to attend site level EHS&S committee meetings on a regular basis.

In 2022, the Company undertook several initiatives designed to positively impact its workforce. For its United States-based workforce, the Company adopted a revised U.S. Parental Leave Policy for Births and Adoptions. Under the revised policy, eligible employees are entitled to six consecutive weeks of fully paid parental leave in a rolling 12-month period. In addition, mothers who have given birth are entitled to an additional six to eight weeks of fully paid leave, as determined by the applicable health care provider, under the Company’s Short-Term Disability Policy. The Company also undertook a comprehensive redesign of its global performance management review process to ensure employees across our operations are being evaluated on a consistent and standardized basis.

The Company recognizes that a workforce composed of many individuals with a mix of skills, experience, perspectives, backgrounds and characteristics leads to a more robust understanding of opportunities, issues and risks, and to stronger decision-making. Given the broad geographic footprint of the Company’s operations, we benefit from a meaningfully diverse workforce. The Company and the Board of Directors are committed to establishing measurable diversity objectives and assessing on an annual basis the achievement against these objectives, including the representation of women at all levels of the organization. The Company has adopted a Diversity Policy which requires the Company to establish specific diversity initiatives, programs and targets and the Compensation and Leadership Development Committee (the “CLD Committee”) oversees diversity initiatives across the Company. We recognize the industry-wide challenge of attracting women into the mining industry. However, in accordance with our policies we actively seek to increase the number of women we employ at our operations.

As of December 31, 2022, the Company employed approximately 2,500 full-time employees and 2,050 contract employees throughout the United States, Canada, Peru, Argentina and Türkiye. As of December 31, 2022, 20% of the executive officers of the Company were women, approximately 45% of employees at the Company’s corporate office were women (excluding executives) and approximately 14% of the employees across the business were women.

The table below summarizes the total full-time workforce of the Company by location and gender:

Corporate:
Peru:
Seabee:
Argentina:
Marigold:
Turkey:
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
% Female
% Male

In addition to gender diversity, the Company maintains self-reported ethnicity information for our United States-based and Canadian-based workforce:

2022 US Workforce Ethnicity Self-Disclosure
Hispanic or Latino	White	American Indian or Alaska Native	Asian	Black or African American	Two or More Races	Prefer Not to Answer
48	475	11	8	4	9	9

2022 Canada Workforce Ethnicity Self-Disclosure
Hispanic or Latino	Non-Indigenous & Non-Visible Minority	Indigenous	Asian	Black	Native Hawaiian or Other Pacific Islander	Other	Two or More Races	Prefer Not to Answer
5	121	110	11	2	1	65	9	79

The Company also reports employment data in annual U.S. Equal Employment Opportunity Commission EEO-1 reports for our U.S.-based workforce; however, the U.S. EEO-1 reports represent only a small portion of our global workforce.

Additional information regarding human capital management can be found in the Company’s ESG and Sustainability Report, which can be found on our website at: http://www.ssrmining.com/corporate_responsibility.

PROPOSAL No. 1

Election of Directors

Shareholders are asked to elect and/or re-elect nine (9) directors. All nominees have established their eligibility and willingness to serve as directors. The Board has determined that, at the present time, there will be nine (9) directors. For more information on the nominees, please refer to the “Nominees for Election to the Board of Directors” section of this Proxy Statement. Nominees will, subject to the by-laws of the Company and applicable corporate law, hold office until the next annual meeting of Shareholders or until their successors are elected or appointed in accordance with the by-laws of the Company or applicable corporate law.

Majority Voting Policy

The Company’s majority voting policy states that any nominee proposed for election as a director of the Company in an uncontested election must be elected by a majority of the votes cast. If a director is not elected by at least a majority, such director must immediately tender his or her resignation to the Chairman of the Board. The Corporate Governance and Nominating Committee will consider such resignation and will make a recommendation to the Board and, absent exceptional circumstances, the Board will accept the resignation of such nominee. Within 90 days of the meeting, the Board will issue a press release disclosing the Board’s decision to accept or reject the nominee’s resignation. If the Board determines not to accept the nominee’s resignation, the press release will fully state the reasons for that decision. The nominee will not participate in any Committee or Board deliberations regarding their resignation offer.

The Board recommends that Shareholders vote FOR each of the proposed nominees (or for substitute nominees in the event of contingencies not known at present). Unless otherwise instructed, the persons designated on the proxy card intend to vote FOR the proposed nominees (or for substitute nominees in the event of contingencies not known at present).

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Our Board of Directors

The following pages set out information about the nominees for election as directors, including the specific experience, and qualifications that led to the Board’s conclusion that the person should serve as a director of the Company. The following individuals are proposed for election to the Board:

▶	A.E. Michael Anglin, Chairman of the Board

▶	Rod Antal, President and Chief Executive Officer

▶	Thomas R. Bates, Jr., Chair of the Compensation and Leadership Development Committee

▶	Brian R. Booth

▶	Simon A. Fish, Chair of the Corporate Governance and Nominating Committee

▶	Leigh Ann Fisher

▶	Alan P. Krusi, Chair of the Environmental, Health, Safety and Sustainability Committee

▶	Kay Priestly, Chair of the Audit Committee

▶	Karen Swager

The following profiles summarize each nominee’s applicable skills, overall Board and committee attendance in 2022, and the the value of their at-risk holdings as of December 31, 2022. While each of the Board members generally attend all committee meetings, the nominee profiles reflect only their required attendance. The overall skills and composition of the nominees is presented in tabular form at the end of this “Nominees for Election to the Board of Directors” section of this Proxy Statement.

A.E. Michael Anglin

Mr. Anglin was appointed to the Board of Directors of SSR Mining in August 2008 and is Chairman of the Board and a member of the Corporate Governance and Nominating Committee. Mr. Anglin has also served on the board of Antofagasta PLC, a major Chilean copper producer, since April of 2019. Mr. Anglin spent 22 years with BHP Billiton Ltd., most recently serving as Vice President Operations and Chief Operating Officer of the Base Metals Group based in Santiago, Chile, before retiring in 2008. Mr. Anglin graduated with a Bachelor of Science (Honours) degree in Mining Engineering from the Royal School of Mines, Imperial College, London in 1977 and attained a Master of Science degree from the Imperial College in London in 1985.

Chairman of the Board	Director Skills
	▶ Mergers & Acquisitions			▶ International
Director Since: 2008	▶ Strategic Leadership			▶ Sustainability & ESG
▶ Industry Knowledge
Independent
	Board and Committee Membership			Attendance(1)
Age: 67	Board of Directors			10/10
	Corporate Governance and Nominating Committee			6/6
Berkeley, California, USA	Environmental, Health, Safety and Sustainability Committee			5/5
	Overall Attendance			100%

	Voting Results			Other Public Company Board
	Year	For	Withheld	Antofagasta plc
	2022	95.68%	4.32%	Tulla Resources PLC

Share Ownership Guidelines as of December 31, 2022
	Common Shares		DSUs	Total of Common Shares and DSUs	Market Value of Common Shares and DSUs(2)
	44,306		215,418	259,724	$4,069,875

	Minimum Value Required			In Compliance with Share Ownership Guidelines
	480,000			Yes
____________________
(1) Mr. Anglin was appointed to the Environmental, Health, Safety and Sustainability Committee effective April 1, 2022.
(2) Assumes a market value of $15.67 for each share, which is the close price on the Nasdaq as of December 30, 2022.

Rod Antal

Mr. Antal was appointed President and Chief Executive Officer and a member of the Board of SSR Mining following the merger with Alacer Gold in September 2020. Prior to the merger, Mr. Antal held the position of President and Chief Executive Officer with Alacer Gold since August 2013 and prior to that, he served as Alacer Gold’s Chief Financial Officer from May 2012 to August 2013. Mr. Antal has over 30 years of global mining experience in various mineral and metal businesses, including precious metals. This experience spans both corporate roles and at various mine operating sites. Mr. Antal began his mining career working for Placer Dome in Papua New Guinea and then nearly 15 years within the Rio Tinto Group where he held various senior management positions.

President and CEO	Director Skills
	▶ Corporate Finance				▶ Industry Knowledge
Director Since: 2020	▶ Mergers & Acquisitions				▶ International
▶ Strategic Leadership
Age: 57
	Board and Committee Membership				Attendance
Denver, Colorado, USA	Board of Directors				10/10
	Overall Attendance				100%

	Voting Results			Other Public Company Boards
	Year	For	Withheld	None
	2022	99.84%	0.16%

Share Ownership Guidelines as of December 31, 2022(1)
	Common Shares		RSUs	PSUs(2)	Total Shares Held	Market Value of Shares Held(3)
	647,333		124,781	135,907	908,021	$14,228,681

	Minimum Value Required				In Compliance with Share Ownership Guidelines
	$5,000,000				Yes
____________________
(1) As an executive director, Mr. Antal does not receive compensation for serving on the Board and is not subject to the Share Ownership Guidelines for non-executive directors. Therefore, Mr. Antal’s share ownership reflects his holdings as an executive.

(2) Pursuant to our Share Ownership Guidelines for executives, 50% of granted PSUs are included in the calculation to meet the guidelines.
(3) Assumes a market value of $15.67 for each share, which is the close price on the Nasdaq as of December 30, 2022.

Thomas R. Bates, Jr.

Mr. Bates was appointed to the Board of Directors of SSR Mining in September 2020 and is Chair of the Compensation and Leadership Development Committee and a member of the Audit Committee. Mr. Bates was a Director at Alacer Gold from April 2014 to September 2020 and has over 40 years of experience in oil service management and operations. Mr. Bates is currently an adjunct professor and a member of the Board of the Ralph Lowe Energy Institute at the Neeley School of Business at Texas Christian University, a position he has held since 2011. He spent 15 years at Schlumberger in both domestic and international locations, was CEO of Weatherford-Enterra from 1997 to 1998, served as President of the Discovery Group of Baker Hughes from 1998 to 2000, and was later the Managing Director and Senior Advisor for 12 years at Lime Rock Partners, an energy focused private equity investment firm, from 2001 to 2012. Mr. Bates has served on the Board of Directors at Tetra Technologies, Inc. since 2011 and Vantage Drilling International since 2016.

Chair of the Compensation and Leadership Development Committee	Director Skills
	▶ Corporate Finance			▶ Risk Management
	▶ Financial Reporting			▶ International
Director Since: 2020	▶ Mergers & Acquisitions			▶ Human Capital Management
▶ Strategic Leadership
Independent
	Board and Committee Membership			Attendance
Age: 73	Board of Directors			10/10
	Audit Committee			5/5
Fort Worth, Texas, USA	Compensation and Leadership Development Committee			6/6
	Overall Attendance			100%

	Voting Results			Other Public Company Boards
	Year	For	Withheld	Tetra Technologies, Inc.
	2022	99.01%	0.99%	Vantage Drilling International

Share Ownership Guidelines as of December 31, 2022
	Common Shares		DSUs	Total of Common Shares and DSUs	Market Value of Common Shares and DSUs(1)
	26,230		83,942	110,172	$1,726,395

	Minimum Value Required			In Compliance with Share Ownership Guidelines
	360,000			Yes
____________________
(1) Assumes a market value of $15.67 for each share, which is the close price on the Nasdaq as of December 30, 2022.

Brian R. Booth

Mr. Booth was appointed to the Board of Directors of SSR Mining in May 2016 and is a member of the Audit Committee and the Environmental, Health, Safety and Sustainability Committee. Mr. Booth is retired from Element29 Resources Inc. where he was the President, CEO and a director, roles in which he served since 2019, and he has served as a director on numerous public and private mining companies for over 15 years. Prior to joining Element29, he was President, CEO and a director of Pembrook Copper Corp. from 2008 to 2018 and LakeShore Gold Corp from 2005 to 2008. Previous to that, Mr. Booth held various exploration management positions at Inco Limited over a 23-year career, including Manager of Exploration - North America and Europe, Manager of Global Nickel Exploration and Managing Director PT Ingold for Australasia. Mr. Booth holds a B.Sc. in Geological Sciences from McGill University (1983) and was awarded an honorary lifetime membership in the Indonesian Mining Association for service as Assistant Chairman of the Professional Division.

Director Since: 2016	Director Skills
	▶ Mergers & Acquisitions			▶ International
Independent	▶ Strategic Leadership			▶ Sustainability & ESG
▶ Industry Knowledge
Age: 63
	Board and Committee Membership			Attendance
West Vancouver, BC, Canada	Board of Directors			10/10
	Audit Committee			5/5
	Environmental, Health, Safety and Sustainability Committee			6/6
	Overall Attendance			100%

	Voting Results			Other Public Company Boards
	Year	For	Withheld	GFG Resources Inc.
	2022	99.58%	0.42%	Peninsula Energy Limited

Share Ownership Guidelines as of December 31, 2022
	Common Shares		DSUs	Total of Common Shares and DSUs	Market Value of Common Shares and DSUs(1)
	18,724		51,104	69,828	$1,094,205

	Minimum Value Required			In Compliance with Share Ownership Guidelines
	300,000			Yes
____________________
(1) Assumes a market value of $15.67 for each share, which is the close price on the Nasdaq as of December 30, 2022.

Simon A. Fish

Mr. Fish is a corporate director. He was appointed to the Board of Directors of SSR Mining in 2018. He serves as Chair of the Corporate Governance and Nominating Committee and a member of the Compensation and Leadership Development Committee. He has more than 30 years of experience as a senior executive in the mining, energy and financial services sectors. He is currently Chair of the BMO Climate Institute. He serves as director of Heritage Environmental Services Inc., and Alexa Translations A.I. Previously, he served as Executive Vice-President & Chief Legal Officer at Bank of Montreal (2008-2020), Vale Base Metals (2005-2008) and Shell Canada Limited (2002-2005). Prior to that, he held various senior positions within the Royal Dutch Shell group of companies in the UK, the Netherlands, South Africa and Canada. Earlier in his career, Mr. Fish practiced corporate and securities law with Dechert LLP, an international law firm.

Chair of the Corporate Governance and Nominating Committee	Director Skills
	▶ Mergers & Acquisitions			▶ International
	▶ Strategic Leadership			▶ Sustainability & ESG
Director Since: 2018	▶ Risk Management			▶ Industry Knowledge

Independent	Board and Committee Membership			Attendance
	Board of Directors			10/10
Age: 62	Compensation and Leadership Development Committee			6/6
	Corporate Governance and Nominating Committee			6/6
Wellington, ON, Canada	Overall Attendance			100%

	Voting Results			Other Public Company Boards
	Year	For	Withheld	None
	2022	87.25%	12.75%

Share Ownership Guidelines as of December 31, 2022
	Common Shares		DSUs	Total of Common Shares and DSUs	Market Value of Common Shares and DSUs(1)
	Nil		63,055	63,055	$988,072

	Minimum Value Required			In Compliance with Share Ownership Guidelines
	345,000			Yes
____________________
(1) Assumes a market value of $15.67 for each share, which is the close price on the Nasdaq as of December 30, 2022.

Leigh Ann Fisher

Ms. Fisher was appointed to the Board of Director of SSR Mining in March 2022. Ms. Fisher served as Executive Vice President and Chief Administrative Officer of Alcoa Corporation from 2016 until her retirement in 2020. As Chief Administrative Officer, Ms. Fisher had responsibility for Human Resources, Procurement, Information Technology and Automation Solutions, Global Shared Services and Business Process Optimization. She was a member of the Alcoa Executive Team, responsible for setting strategic direction for the company. From 2013 to 2016, Ms. Fisher held the role of Chief Financial Officer for Alcoa's Global Primary Products Group, responsible for managing finance and business analysis for Alcoa’s worldwide primary products system. Throughout her 31 year career with Alcoa, Ms. Fisher held finance and leadership roles in all Alcoa business groups, as well as corporate finance.

Director Since: 2022	Director Skills
	▶ Corporate Finance			▶ Risk Management
Independent	▶ Financial Reporting			▶ Industry Knowledge
	▶ Strategic Leadership			▶ Human Capital Management
Age: 56
	Board and Committee Membership			Attendance(1)
Louisville, Tennessee,	Board of Directors			8/8
USA	Audit Committee			4/4
	Compensation and Leadership Development Committee			5/5
	Overall Attendance			100%

	Voting Results			Other Public Company Boards
	Year	For	Withheld	None
	2022	99.75%	0.25%

Share Ownership Guidelines as of December 31, 2022
	Common Shares		DSUs	Total of Common Shares and DSUs	Market Value of Common Shares and DSUs(1)
	Nil		7,696	7,696	$120,596

	Minimum Value Required			In Compliance with Share Ownership Guidelines
	$300,000			Yes(2)
____________________
(1) Assumes a market value of $15.67 for each share, which is the close price on the Nasdaq as of December 30, 2022.
(2) Ms. Fisher has until March 3, 2027, five (5) years from the date of her election, to meet the Share Ownership Guidelines.

Alan P. Krusi

Mr. Krusi was appointed to the Board of Directors of SSR Mining in September 2020. He is Chair of the Environmental, Health, Safety and Sustainability Committee and a member of the Corporate Governance and Nominating Committee. Mr. Krusi was a Director at Alacer Gold from September 2014 to September 2020. He has nearly four decades of management experience in the engineering and construction industries. Mr. Krusi began his career as a project geologist with Dames & Moore where he gained significant experience and international exposure as lead project engineer and geologist in Latin America and Asia from 1977 to 1983. Throughout his career, Mr. Krusi managed a number of successively larger engineering and consulting businesses, culminating as CEO of Earth Tech, Inc, a global water and environmental services firm with operations in 13 countries, from 2002 to 2008. Most recently, Mr. Krusi was President, Strategic Development at AECOM from 2008 to 2015, where he oversaw the firm's M&A activities and served on the executive committee. Mr. Krusi has served on the Board of Directors of Comfort Systems USA since 2008 and Granite Construction since 2018.

Chair of the Environmental, Health, Safety and Sustainability Committee	Director Skills
	▶ Mergers & Acquisitions			▶ Sustainability & ESG
	▶ Strategic Leadership			▶ Technical Innovation / Information Security
Director Since: 2020	▶ International

Independent	Board and Committee Membership			Attendance
	Board of Directors			10/10
Age: 68	Environmental, Health, Safety and Sustainability Committee			6/6
	Corporate Governance and Nominating Committee			5/6
Maple Valley, Washington, USA	Overall Attendance			95%

	Voting Results			Other Public Company Boards
	Year	For	Withheld	Comfort Systems USA, Inc.
	2022	96.18%	3.82%	Granite Construction, Inc.

Share Ownership Guidelines as of December 31, 2022
	Common Shares		DSUs	Total of Common Shares and DSUs	Market Value of Common Shares and DSUs(1)
	25,091		81,930	107,021	$1,677,019

	Minimum Value Required			In Compliance with Share Ownership Guidelines
	345,000			Yes
____________________
(1) Assumes a market value of $15.67 for each share, which is the close price on the Nasdaq as of December 30, 2022.

Kay Priestly

Ms. Priestly was appointed to the Board of Directors of SSR Mining in September 2020 and is Chair of the Audit Committee and a member of the Corporate Governance and Nominating Committee. Ms. Priestly was a Director at Alacer Gold from August 2019 to September 2020. Ms. Priestly served as Chief Executive Officer of Turquoise Hill Resources Ltd. from 2012 until her retirement in 2015 and as Chief Financial Officer of Rio Tinto Copper from 2008 until 2012. She was Vice President, Finance and Chief Financial Officer of Rio Tinto’s Kennecott Utah Copper operations from 2006 to 2008. Ms. Priestly also served in executive management roles at American Nursing Services, Inc. and Entergy Corporation. Ms. Priestly began her career with Arthur Andersen where she progressed from Staff Accountant to Partner, holding various management and leadership positions, including serving on the global executive team as Global Managing Partner - People. During her 24 years with Arthur Andersen, she provided tax, consulting and M&A services to global companies across many industries, including energy, mining, manufacturing and services. Ms. Priestly has served as a board member of TechnipFMC plc since January 2017 and Stericycle, Inc. since June, 2018. She previously served on the Board of Directors of FMC Technologies, Inc. from October 2015 to January 2017, New Gold Inc. from June 2015 to April 2018, and Stone Energy Corporation from May 2006 to February 2017.

Chair of the Audit Committee	Director Skills
	▶ Corporate Finance			▶ Risk Management
Director Since: 2020	▶ Financial Reporting			▶ Industry Knowledge
	▶ Mergers & Acquisitions			▶ International
Independent	▶ Strategic Leadership

Age: 67	Board and Committee Membership			Attendance
	Board of Directors			10/10
Park City, Utah, USA	Audit Committee			5/5
	Corporate Governance and Nominating Committee			6/6
	Overall Attendance			100%

	Voting Results			Other Public Company Boards
	Year	For	Withheld	TechnipFMC plc
	2022	97.28%	2.72%	Stericycle, Inc.

Share Ownership Guidelines as of December 31, 2022
	Common Shares		DSUs	Total of Common Shares and DSUs	Market Value of Common Shares and DSUs(1)
	Nil		22,849	22,849	$358,044

	Minimum Value Required			In Compliance with Share Ownership Guidelines
	$375,000			Yes(2)
____________________
(1) Assumes a market value of $15.67 for each share, which is the close price on the Nasdaq as of December 30, 2022.
(2) Ms. Priestly has until September 16, 2025, five (5) years from the date of her election, to meet the Share Ownership Guidelines.

Karen Swager

Ms. Swager was appointed to the Board of Directors of SSR Mining in January 2023. Ms. Swager currently serves as Senior Vice President-Supply Chain for The Mosaic Company. In this role, Ms. Swager is responsible for the movement of raw materials and finished production, and strategic sourcing activities, as well as leading the Environment, Health and Safety organization. Previously, Ms. Swager held various leadership positions at Mosaic, including Senior Vice President, Potash, Vice President, Phosphates, as well as management roles at multiple operations within the Mosaic portfolio. Ms. Swager has over 28 years of mining experience in various minerals. Ms. Swager is a licensed professional engineer in Florida and holds a Bachelor of Science degree in metallurgical engineering and a Master of Science in metallurgical engineering from Michigan Technological University, where she is a member of the Department of Chemical Engineering’s Distinguished Academy. In addition, Ms. Swager holds an MBA from Northwestern University Kellogg School of Management.

Director Since: 2023	Director Skills
	▶ Mergers & Acquisitions			▶ Industry Knowledge
Independent	▶ Strategic Leadership			▶ International
	▶ Risk Management			▶ Sustainability & ESG
Age: 52
	Board and Committee Membership			Attendance(1)
Steinhatchee, Florida,	Board of Directors			N/A
USA	Environmental, Health, Safety and Sustainability Committee			N/A
	Overall Attendance			N/A

	Voting Results(1)			Other Public Company Boards
	Year	For	Withheld	None
	2022	N/A	N/A

Share Ownership Guidelines as of December 31, 2022(1)
	Common Shares		DSUs	Total of Common Shares and DSUs	Market Value of Common Shares and DSUs
	Nil		Nil	Nil	$—

	Minimum Value Required			In Compliance with Share Ownership Guidelines
	$300,000			Yes(2)
____________________
(1) Ms. Swager was appointed to the Board of Directors as of January 16, 2023.
(2) Ms. Swager has until January 16, 2028, five (5) years from the date of her election, to meet the Share Ownership Guidelines.

Skills Composition of the Board

The director nominees possess the qualifications, skills and experiences essential to direct and oversee the company’s long-term strategy and performance. All directors have senior executive leadership experience leading large, complex organizations. In particular, all directors have a broad range of experience and expertise in the resources sector. Additionally, strategic leadership, international experience, industry knowledge, risk management, ESG, human capital management, and corporate governance competencies are notable strengths of several directors. All such experiences are invaluable in setting priorities and appraising strategic actions and performance. This matrix is reviewed annually to identify opportunities among the collective skills of the Board.

Overview of our Board's Profile		A.E. Michael Anglin	Rod Antal	Thomas R. Bates, Jr.	Brian R. Booth	Simon A. Fish	Leigh Ann Fisher	Alan P. Krusi	Kay Priestly	Karen Swager	Total
Skills and Core Capabilities	Corporate Finance		✓	✓			✓		✓		4
	Risk Management			✓		✓	✓	✓	✓	✓	6
	Mergers & Acquisitions	✓	✓	✓	✓	✓		✓	✓	✓	8
	International	✓	✓	✓	✓	✓		✓	✓	✓	8
	Strategic Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓	9
	Human Capital Management			✓			✓	✓			3
	Industry Knowledge	✓	✓		✓	✓	✓	✓	✓	✓	8
	Financial Reporting			✓			✓		✓		3
	Sustainability & ESG	✓			✓	✓		✓		✓	5
Board Composition	Age	67	57	73	63	62	56	68	67	52	Average
											63
	Board Tenure	15	3	3	7	5	1	3	3	—	Average
											4
	Independence	✓	CEO	✓	✓	✓	✓	✓	✓	✓	8
											89%
	Current Membership on Other Public Boards	2	0	2	2	0	0	2	2	0	Average
											1

Corporate Finance – Proficiency in the allocation of capital to ensure superior risk-adjusted financial returns, including strengthening capital structure, evaluating capital investment decisions, setting thresholds for financial returns, and optimizing asset portfolios.

Human Capital Management – First-hand experience in human capital management including attracting, motivating, and retaining top talent. Sound knowledge of objective setting, compensation plan design, succession planning, and organizational design.

Risk Management – Knowledge of risk management principles and practices, an understanding of the key risk areas that a company faces, and an ability to identify, assess, manage, and report on risk controls and exposures.

Industry Knowledge – Executive experience at a major public or private mining company with operating and mineral processing experience, including production, exploration, reserves, capital projects, logistics and related technology.

Mergers & Acquisitions – Hands-on experience in evaluating, negotiating, and executing significant mergers, acquisitions, and assets sales and/or disposals.	Financial Reporting – Senior executive or equivalent experience in financial accounting and reporting, risk and internal controls.

International – Insight gained through foreign assignments in conducting business internationally, including exposure to a range of political, cultural, and regulatory requirements. Familiarity with the critical role of partnerships with host governments, local communities, indigenous people, non-governmental organizations, and other stakeholders.

Sustainability & ESG – Demonstrable understanding of key environmental impacts for a global mining company, including climate change risks and opportunities, sustainable development, workplace health and safety, social performance, license to operate, community engagement, human rights, and governance of these matters.

Strategic Leadership – Executive or board experience driving strategic direction and growth of an organization. Experience leading significant change management/integration across a global business unit.

In addition to the skills of the Board members set forth above, the Board regularly engages subject matter experts from time to time to supplement the Board’s skills, including compensation consultants, cyber security and information security experts, governance advisors and environmental specialists.

CORPORATE GOVERNANCE

SSR Mining, its Board, and its management are committed to the highest standards of corporate governance and transparency. As part of the Company’s commitment to establishing best corporate governance practices, the standing Corporate Governance and Nominating Committee (the “Governance Committee”) actively assists the Board throughout the year by developing and monitoring the Company’s overall approach to corporate governance issues, monitoring regulatory developments and public disclosures, and implementing and administering the system.

At SSR Mining, we are committed to operating in an ethical, legal, environmentally sensitive and socially responsible manner, while creating long-term value for our Shareholders. Our governance structure enables independent, experienced and accomplished directors to provide advice, insight and oversight to advance the interests of SSR Mining and our Shareholders. We strive to maintain sound governance standards, to be reflected in our Governance Guidelines, Code of Business Conduct and Ethics, our systematic approach to risk management, and our commitment to transparent financial reporting and strong internal controls. The full text of the Company’s corporate governance policies is available to Shareholders and others on the Company’s website at www.ssrmining.com.

Board Tenure and Term Limits

The following chart provides a summary of the tenure of the Board as of the Meeting date. Following the Meeting, should all director nominees be elected, the average Board tenure will be approximately 4.4 years.

Board Tenure as of Meeting Date
Years
0
2
4
6
8
10
12
14
A.E. Michael Anglin
Rod Antal
Thomas R. Bates, Jr.
Brian R. Booth
Simon A. Fish
Leigh Ann Fisher
Alan P. Krusi
Kay Priestly
Karen Swager

The Company believes that imposing term limits on its directors would be unduly restrictive and not in the best interests of the Company and could become an arbitrary mechanism for removing directors, which could result in valuable and experienced directors being forced to leave the Board solely because of length of service. Therefore, the Company has not adopted specific term limits for the directors on its Board, and instead relies upon the effective annual assessment process to ensure the ongoing efficacy of individual directors and the Board and its committees as a whole. The Company does not have a mandatory retirement age.

Director Independence

The Board of Directors Charter, which is posted on our website at www.ssrmining.com requires directors to exercise independent judgment, regardless of the existence of relationships or interests which could interfere with the exercise of independent judgment. Directors are also required to disclose any conflict of interest in any issue brought before the Board and must refrain from participating in the Board’s discussion and voting on the matter. The Board assesses the independence of new directors prior to appointment and reviews the independence of all directors at least annually to ensure compliance with all applicable requirements of NASDAQ, the TSX and Canadian and U.S. securities laws.

Inclusion and Diversity

Our Board recognizes that a board composed of individuals with a mix of differing skills, experience, perspectives, age and characteristics leads to a more robust understanding of opportunities, issues and risks, and to stronger decision-making. A copy of the Company’s Diversity Policy is available on its website at www.ssrmining.com. In March 2019, the Company became a member of each of the Catalyst Accord 2022 and the 30% Club Canada, which are initiatives aimed at accelerating the advancement of women in the workplace with a target goal of at least 30% representation of women on public-company boards. In 2021, the Company also joined the CEO Action for Diversity and Inclusion, an initiative aimed at accelerating the advancement of women in boardrooms and strategic executive roles in Canada. Three of the eight independent nominees for the Board, or 37.5% of the independent Board, are women.

The following table details the gender and diversity characteristics self-identified by the nominees to the Board:

	Board Diversity Matrix (as of April 14, 2023)
	A.E. Michael Anglin	Rod Antal	Thomas R. Bates, Jr.	Brian R. Booth	Simon A. Fish	Leigh Ann Fisher	Alan P. Krusi	Kay Priestly	Karen Swager	TOTAL
Total Number of Directors										9
Gender Identity
Female						✓		✓	✓	3
Male	✓	✓	✓	✓	✓		✓			6
Did Not Disclose Gender										0
Demographic Background
African American or Black										0
Alaskan Native or Native American or First Nations										0
Asian										0
Hispanic or Latinx										0
White	✓	✓	✓	✓	✓	✓	✓	✓	✓	9
Two or More Races or Ethnicities										0
LGBTQ+										0
Persons with Disabilities										0
Military Veteran					✓		✓			2
Did Not Disclose Demographic Background										0

The Company is committed to developing a diverse workforce and is continually assessing opportunities to progress all levels of diversity across the organization. While the Company does not believe that adopting numerical quotas is in the best interest of its business nor its Shareholders, the Company has adopted specific and measurable objectives to ensure that the pool of candidates it considers for positions throughout the organization, including its Board of Directors, consists of the most diverse and qualified candidates available. To achieve this goal, the Board has adopted the following measurable objectives which are reviewed annually:

▶ Diversity on the Board: The Governance Committee will require that a thorough outreach and search process be conducted for new positions or vacancies on the Board that ensures that the candidate pool reviewed by the Committee consists of a qualified and diverse group of individuals. The Board has identified the following key areas of focus for Board candidates: experience or skill sets that complement the Board; experience or nationalities related to the geographical regions where the Company has or anticipates business interests; and increasing the representation of female Board members.

▶ Diversity in Executive Management and across the Business: The recruitment and development programs instituted by the Company will focus on ensuring that the Company has a diverse and qualified workforce at all levels of the organization. Recruitment measures will ensure that the pool of candidates considered consists of a group of qualified and diverse individuals and a key focus of the Company’s development programs will be the identification and development of diverse individuals, including local nationals at the Company’s mines.

Director Share Ownership Guidelines

The Board has established share ownership guidelines for directors. We expect each director to accumulate at least three (3) times the value of their annual cash retainer in the Common Shares and/or DSUs, valued based on the greater of the closing market price of the Shares on the TSX, or the value at the time of the grant or purchase. These guidelines are to be satisfied by the date that is five (5) years from the date the applicable director is appointed or elected as a director of the Company.

Nomination of Directors and Criteria for Board Membership

The Board recognizes that a diverse board of directors makes prudent business sense and enhances oversight and corporate governance. The Board is committed to a merit-based process, which is based on objective criteria, solicits multiple perspectives and is free of conscious or unconscious bias and discrimination, for the identification and selection of nominees to the Board.

A core responsibility of the Governance Committee is to identify prospective Board members, consistent with Board-approved criteria, and to recommend such individuals to the Board for nomination. The Governance Committee believes that the Board should be comprised of directors who possess a mix of experience and expertise that is relevant to the Company and its operations. As a result, while the emphasis on filling Board vacancies is on finding the best-qualified candidates who exhibit the highest degree of integrity, professionalism, values and independent judgment, a nominee’s diversity of gender, race, nationality or other attributes may also be considered favorably in his or her assessment.

The Governance Committee assesses the skills, expertise, experience and backgrounds of our directors annually, in light of the needs of the Board, including the extent to which the current composition of the Board reflects a mix of identified competencies. The Governance Committee and the Board do not adhere to any quotas or minimum qualifications in determining Board membership. However, the Company’s Diversity Policy expressly encourages the promotion of diversity through various initiatives. When it becomes apparent that a vacancy on the Board will arise, either from retirement or otherwise, the Governance Committee evaluates the balance of skills, knowledge and experience held by the current directors and officers of the Company and prepares a description of the role and capabilities required for a particular nominee.

The Governance Committee engages a third-party search firm to assist with finding Board candidates, particularly to ensure that the slate of candidates reflects the Company’s commitment to Board diversity. Following its annual Board assessment in late 2022, the Board determined to engage a third party to assist in adding an additional member to the Board. The search resulted in a number of highly qualified and diverse candidates, and after an extensive interview process, Karen Swager was appointed to the Board in January 2023. For further information on Ms. Swager and all other nominees for the Board please refer to the “Nominees for Election to the Board of Directors” section of this Proxy Statement. Ms. Swager is the second woman to be added to the Board in the last two years.

The Governance Committee does not have a separate policy with regard to the consideration of any director candidates recommended by Shareholders. If a candidate is recommended by Shareholders during the Board’s annual renewal and evaluation process, such candidate will be reviewed in accordance with the established Governance Committee policies for reviewing and nominating directors in the same way all other potential director candidates are reviewed. Shareholders should follow the procedure set forth in “Communications with the Board,” below, if they are interested in discussing a potential director candidate during the Board review process.

Board Leadership Structure

With respect to the roles of Chairman of the Board and Chief Executive Officer, our Board Charter provides that the roles are to be separated, with the Chairman of the Board being independent as defined under applicable securities laws, unless otherwise considered desirable and approved by the Board. Currently, A.E. Michael Anglin holds the position of Chairman of the Board, and Rod Antal holds the position of Chief Executive Officer. Our Board Charter provides the flexibility for our board of directors to modify our leadership structure in the future as appropriate. The Board supports this balanced leadership structure as the right structure for the Company at this time, providing effective leadership, management accountability and alignment with long-term interests of Shareholders.

Director Independence and Categorical Standards

All members of the Audit Committee, CLD Committee, Governance Committee and EHS&S Committee are independent. In considering whether a director is independent, the Board gives regard to the independence criteria and requirements of applicable corporate laws and the securities laws, rules, regulations and guidelines of all applicable securities regulatory authorities, including, without limitation, the SEC and the securities commissions in each of the provinces and territories of Canada, and stock exchanges on which the Company’s securities are listed, including without limitation the TSX, NASDAQ and ASX (collectively, “Securities Laws”), and other facts, information and circumstances the Board considers relevant. Directors and executive officers of the Company inform the Board as to their relationships with the Company and provide other pertinent information pursuant to questionnaires that they complete, sign and certify on an annual basis. The Board reviews such relationships to identify impairments to director independence and in connection with disclosure obligations under securities laws and stock exchange requirements.

The Board has determined that all directors of the Company and proposed nominees, other than Mr. Antal, the President and Chief Executive Officer of the Company, are independent. All Board committees consist of entirely independent directors.

Performance of the Board

Prior to joining the Board, new directors receive a formal letter of appointment setting out clearly what is expected of them in terms of time commitment, committee service and involvement outside of Board meetings. The Governance Committee has developed a process for the annual evaluation of the performance of the Board, its Committees and individual directors. Starting in 2021, the assessment process was administered by a third party to promote transparency and openness in the review process. A range of dimensions are considered during the assessment, such as: overall performance of the Board; Board and committee structure and composition; succession planning; strategic planning; risk management; operational performance; President and Chief Executive Officer performance; director competencies; Board processes; and director involvement. Upon completion of the formal evaluation process, the Board and each of its Committees review the findings and determine any desired action items. The Chair of the Board also meets with each member of the Board to review their individual feedback.

Director Orientation and Continuing Education

New directors are provided with comprehensive materials with respect to the Company, as well as being oriented on relevant corporate issues, including short-, medium- and long-term corporate objectives, business risks and mitigation strategies, corporate governance guidelines and existing policies of the Company. New directors also meet with members of the executive management team to educate themselves on the nature and operation of the Company’s business. As each director has a different skill set and professional background, orientation and training activities are tailored to the particular needs and experience of each director.

All directors have access to an electronic board portal where Company information is posted and updated. Directors receive monthly reports on the business from management. Board and committee members also meet periodically with management, between regularly scheduled meetings, to receive a review of the operations of the Company.

Directors are provided with continuing education throughout the year on issues that are necessary for them to meet their obligations as Board members and are encouraged to participate in external training courses, as needed. Each year, our directors attend at least one site visit to one of our operating mines. During these site visits, the Directors meet with management and actively engage directly with our mine workers to learn about the operations. In 2022, our directors visited our Çöpler mine in Türkiye and our Seabee mine in Canada. In conjunction with Board meetings, management and the Company’s advisors provide presentations on topics pertinent to our business, including the impact of significant industry, political, legal and other developments. All of the directors are actively involved in their respective areas of expertise and have full access to our management.

To facilitate access to director education, all of our directors are members of the Institute of Corporate Directors and the National Association of Corporate Directors (NACD), organizations that promote the continuing education of directors.

Board Meetings

The Board meets at least four times annually in person or via teleconference. Directors are also required to attend meetings for committees for which they have been appointed. Information relating to the number of Board meetings held during the reporting period of 2022 and each director's attendance is provided above in the “Nominees for Elections to the Board” section of this Proxy Statement.

Quorum

The quorum for meetings of the Board is a majority of the members of the Board and the quorum for meetings of the Board committees is a majority of the members of the respective committee, in each case present in person or by telephone or other telecommunication device that permits all persons participating in the meeting to speak and to hear each other. The Board and each Board committee may also act by unanimous written consent of its members.

Executive Sessions

Independent directors regularly meet in executive session, in which independent directors meet without the presence or participation of management, at Board meetings and meet in executive session at other times whenever they believe it appropriate.

Compensation Committee Interlocks and Insider Participation

No member of our CLD Committee is presently or has been an officer or employee of the Company. In addition, during the last fiscal year, no executive officer served as a member of the board or the organization and compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board) of any entity in which a member of the Board is an executive officer.

Board and Committee Chair Position Descriptions

The Board has developed a written position description for the Chairman of the Board. The Board has also developed a written charter for each committee of the Board. These charters include the responsibilities of the committee chair as well as the committee members. The Board has delegated to the chair of each Board committee responsibility for presiding over all meetings of that committee, coordinating compliance with the committee’s mandate, working with management to develop the committee’s annual work plan and providing the Board with reports of the committee’s key activities.

Board Committees

The Board exercises its duties directly and also through its committees. The Board currently has four standing committees: the Audit Committee, the CLD Committee, the Governance Committee and the EHS&S Committee. A brief summary of some of the key duties and responsibilities of each committee is outlined below.

▶ Audit Committee. The Audit Committee assists the Board in reviewing and evaluating (a) the Company’s accounting and financial reporting principles, policies, processes and systems of internal accounting and financial controls; (b) the preparation, quality and integrity of the Company’s financial statements; (c) the Company’s compliance with legal and regulatory requirements; and (d) the independence and performance of the Company’s external auditor. The Company has an internal audit function that reports directly to the Chair of the Audit Committee. The Board has determined that, of the four current committee members, Kay Priestly, Thomas R. Bates, Jr. and Leigh Ann Fisher qualify as an “audit committee financial expert” as defined by the SEC and that each member of the Audit Committee is financially literate.

▶ Compensation and Leadership Development Committee. The CLD Committee assists the Board in reviewing and evaluating (a) the remuneration and benefits of non-executive directors and the remuneration, benefits and performance of executive management; (b) continuity, succession planning and development for executives and other key employees and recommendations to the Board with respect thereto as it deems appropriate; and (c) compensation plans of the Company, including equity award plans, non-executive director compensation plans, and such other compensation plans or structures as are adopted by the Company from time-to-time.

▶ Corporate Governance and Nominating Committee. The Governance Committee assists the Board in reviewing and evaluating the Company’s corporate governance practices by (a) proposing new members to the Board, establishing criteria for Board membership, recommending composition of the Board and its committees and assessing Directors’ performance on an ongoing basis; (b) providing a focus on corporate governance that will enhance corporate performance and ensure on behalf of the Board and Shareholders of the Company that the Company’s corporate governance system is effective in the discharge of its obligations to the Company’s stakeholders; (c) making recommendations to the Board as to determinations of director independence; and (d) overseeing the evaluation of the performance of the Board and its committees.

▶ Environmental, Health, Safety and Sustainability Committee. The EHS&S Committee assists the Board in reviewing, evaluating and upholding the Company’s environmental, social and governance responsibilities, including the Company’s health and safety performance and objectives, and monitoring the associated risks and opportunities related thereto by (a) reviewing, monitoring and making recommendations to the Board regarding health, safety, environmental, sustainability and community relations matters; and (b) assessing the effectiveness of the Company’s safety, health, security, environmental, sustainability and community relations policies and practices.

Risk Oversight

The Board has overall responsibility for the oversight of the Company’s risk management plans, policies and practices. The Board executes its risk oversight directly and through its committees. The Board as a whole and all Board committees meet periodically with members of senior management to discuss the relevant risks and challenges facing SSR Mining. The Board participates directly in the annual enterprise risk management process and reviews the results.

SSR Mining faces many risks, including, but not limited to, financial, regulatory, operational, legal, accounting, cybersecurity and reputational risks. Management is responsible for the day-to-day management of risks. The Audit Committee monitors the Company’s risk management process, focusing primarily on financial and regulatory compliance risk. The Audit Committee receives regular reports of the Company’s ethics and compliance activities, including a review of management’s compliance risk assessment and the efforts undertaken to mitigate ethics and compliance risks during the year. In addition to ensuring that there are mechanisms for the anonymous submission of ethics and compliance reports generally, the Audit Committee has established specific procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the

Company of concerns regarding questionable accounting or auditing matters. The Audit Committee also analyzes and reviews the Company’s cybersecurity framework to ensure appropriate measures are in place to mitigate cyber risk. The EHS&S Committee focuses on environmental, social, health and safety risks that may impact the Company, as detailed in the Company’s Sustainability Report. Additionally, the CLD Committee has adopted a number of practices that are aligned with best governance practices and serve to ensure that the compensation program does not encourage excessive risk-taking. For more details, see the “Compensation Discussion and Analysis.” The Charter for the Board and each Board committee is reviewed annually and can be viewed, along with the Company’s Code of Conduct, on the Company’s website at www.ssrmining.com.

Director Service on Board Committees

The table below sets forth the current composition of the Board committees.

	Audit Committee	Compensation and Leadership Development Committee	Corporate Governance and Nominating Committee	Environmental, Health, Safety and Sustainability Committee
A.E. Michael Anglin			✓	✓
Rod Antal
Thomas R. Bates, Jr.	✓	Chair
Brian R. Booth	✓			✓
Simon A. Fish		✓	Chair
Leigh Ann Fisher	✓	✓
Alan P. Krusi			✓	Chair
Kay Priestly	Chair		✓
Karen Swager				✓

Director Attendance at Committee Meetings

Information relating to each director’s attendance at appropriate committee meetings is provided above in the “Nominees for Elections to the Board” section of this Proxy Statement.

Procedures for Approval of Related Persons Transactions

Any potential transactions with related persons are reviewed and approved by the Audit Committee, the CLD Committee for compensation matters, or disinterested members of the Board for transactional matters.

Anti-Hedging Policy

Directors, officers, employees, consultants and their respective, immediate family members are prohibited from selling, purchasing or trading of derivative securities of the Company, including put or call options or other derivative securities, which are designed to hedge or offset a decrease in the market value of equity securities granted as compensation or held directly or indirectly. See also “Compensation Discussion and Analysis—Board Oversight and Compensation Governance—Anti-Hedging.”

Communications with the Board

The Board welcomes engagement with our Shareholders. Our Shareholders or other non-affiliated persons may communicate with our Board or individual directors by mail addressed to the Board or an individual director c/o SSR Mining Inc., 6900 E. Layton Avenue, Suite 1300, Denver, Colorado 80237, Attn: Chief Legal and Administrative Officer. Communications from our Shareholders will be forwarded to the Board or the appropriate director on a timely basis. While all Board members are not required to attend the Annual Meeting, at least one Board member will be in attendance at the Annual Meeting to discuss any concerns and answer any questions from Shareholders. Mr. Anglin, Mr. Antal, Mr. Bates, Mr. Booth, Mr. Fish, Ms. Fisher, and Ms. Priestly attended our 2022 annual meeting of Shareholders.

DIRECTOR COMPENSATION

The Company establishes director compensation after considering the advice of independent consultants, with a view to establishing compensation that is competitive with similar North American based mining companies. Only non-executive directors are compensated for service on the Board. All non-executive directors receive quarterly cash and equity retainers for their service on the Board. The annual equity retainer is paid in the form of Deferred Share Units (“DSUs”). Directors may also elect to receive all or a portion of their annual cash retainer in DSUs. In addition, the Board may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. The following summarizes the current compensation arrangements for non-executive directors. Executive directors do not receive compensation for serving on the Board.

Annual Cash Retainer:
Chairman of the Board:	$160,000
Non-Executive Board members (other than the Chair):	$100,000
Chair of Audit Committee:	$25,000
Chair of Compensation Committee:	$20,000
Chairs of Other Committees:	$15,000

Annual Equity Retainer:
Chairman of the Board:	$170,000
Non-Executive Board members (other than the Chair):	$110,000

The Board adopted a DSU plan effective July 1, 2008, as amended from time to time, to more closely align the interests of our directors with the interests of the Shareholders. Under the DSU Plan, DSUs are paid in cash when a director retires from the Board, based on the market value of the Company’s Shares at such time. DSUs are not considered Shares of the Company and, as such, they do not confer the rights to their holders which Shareholders of the Company are normally entitled to; however, dividend equivalent payments will be awarded in respect of DSUs held by a participant on the same basis as dividends declared and paid on Common Shares as if the participant was a Shareholder of record of Common Shares on the relevant record date. Our directors may elect to receive all or a portion of their annual cash retainer in DSUs; however, they may not elect to receive any part of their annual equity retainer in cash.

Compensation paid to Non-Executive Directors in 2022 is outlined in the below table.

	Fees Earned(1)	Share-Based Awards(2)		All Other Compensation	Total
Name	($)	($)		($)	($)
A.E. Michael Anglin	160,000	170,000	(3)	—	330,000
Thomas R. Bates, Jr.	120,000	110,000	(4)	—	230,000
Brian R. Booth	100,000	110,000	(5)	—	210,000
Edward C. Dowling, Jr.(6)	40,659	44,725	(7)	—	85,384
Simon A. Fish	115,000	110,000	(8)	—	225,000
Leigh Ann Fisher(9)	83,056	91,361	(10)	—	174,417
Alan P. Krusi	115,000	110,000	(11)	—	225,000
Kay Priestly	125,000	110,000	(12)	—	235,000
____________________
(1) Directors may elect to receive all, a portion, or none of their cash retainer in DSUs. For 2022, our Non-Executive Directors elected to receive the following portion of their cash retainer in DSUs: Mr. Anglin, $160,000; Mr. Booth, $20,000; Mr. Fish, $115,000; and Ms. Fisher, $41,528.
(2) The share-based awards column represents the aggregate grant date fair value of the DSUs that were granted in four equal quarterly installments during the fiscal year as computed in accordance with ASC 718. For each director, the number of DSUs granted was determined by dividing the grant date value of the award by the volume weighted average price ("VWAP") on the TSX for the five trading days immediately preceding the date of grant and converted to USD.
(3) The aggregate number of DSUs held by Mr. Anglin on December 31, 2022 was 215,418.

(4) The aggregate number of DSUs held by Mr. Bates on December 31, 2022 was 83,942.
(5) The aggregate number of DSUs held by Mr. Booth on December 31, 2022 was 51,104.
(6) Mr. Dowling resigned from the Board on May 27, 2022 and his compensation was prorated accordingly.
(7) The aggregate number of DSUs held by Mr. Dowling on December 31, 2022 was 87,139. In connection with Mr. Dowling's resignation and in accordance with the controlling DSU Plan, all of his DSUs granted under Alacer Gold Corp. were redeemed in June 2022, 50% of his DSUs granted by the Company were redeemed in September 2022, and the remaining 50% granted by the Company are to be redeemed in September 2023.
(8) The aggregate number of DSUs held by Mr. Fish on December 31, 2022 was 63,055.
(9) Ms. Fisher was appointed to the Board effective March 3, 2022, and her compensation was prorated accordingly.
(10) The aggregate number of DSUs held by Ms. Fisher on December 31, 2022 was 7,696.
(11) The aggregate number of DSUs held by Mr. Krusi on December 31, 2022 was 81,930.
(12) The aggregate number of DSUs held by Ms. Priestly on December 31, 2022 was 22,849.

PROPOSAL No. 2

Approval, on an Advisory (Non-Binding) Basis, of the Compensation of the Company’s Named Executive Officers Disclosed in the 2023 Proxy Statement

In accordance with Section 14A of the Exchange Act, we are requesting Shareholders’ vote to approve or not approve, on an advisory (non-binding) basis, our executive officer compensation. The Company is committed to continually enhancing our corporate governance practices and endorses a “pay for performance” approach for executive compensation in order to reinforce the linkages between compensation and the Company’s strategic objectives and risk management processes. We believe that a “pay for performance” philosophy achieves the goal of attracting and retaining talented executives by rewarding behaviors that reinforce the Company’s values while also delivering on its corporate objectives, thereby aligning executives’ interests with those of our Shareholders. Given the evolution of the Company, and the importance the Board places on executive compensation, the Board has approved a say on pay advisory vote policy with respect to executive officers. The purpose of the say on pay advisory vote is to give Shareholders the opportunity to vote at each annual Shareholders meeting on the Company’s approach to executive compensation, as further described in the “Report on Executive Compensation” section of this Proxy Statement.

Given that the vote is held on an advisory basis, it will not be binding upon the Board or create or imply any additional fiduciary duty for the Company or the Board. However, the Board will consider the outcome of the vote when reviewing and approving executive compensation policies and decisions. The form of resolution that Shareholders will be asked to vote on at the Meeting is as follows:

RESOLVED, on an advisory basis and not to diminish the role and responsibilities of the Board of Directors that the Shareholders accept the approach to executive compensation disclosed in the Company’s information Proxy Statement delivered in advance of the 2023 Annual Meeting of Shareholders.

The Board recommends you vote FOR the compensation of the Company’s named executive officers disclosed in this Proxy Statement. Unless otherwise instructed, the persons designated on the proxy card intend to vote FOR the Company’s approach to executive compensation.

REPORT OF THE COMPENSATION & LEADERSHIP DEVELOPMENT COMMITTEE

On behalf of the Board, the CLD Committee is responsible for the review and oversight of the Company’s executive compensation program, to ensure that it aligns with the Company’s strategic objectives and Shareholder value creation. The Committee reviews the remuneration and benefits of directors and executive management, establishes continuity plans for executives and other key employees, and makes recommendations to the Board as it deems appropriate.

Each of the members of the CLD Committee has experience leading, and/or consulting with, various mining and extractive minerals companies and has a thorough understanding of the competitive environment of recruiting and retaining executive officers in these industries. All of the directors who currently comprise the CLD Committee are independent according to the independence criteria of Nasdaq and as set forth in National Instrument 58-101 Disclosure of Corporate Governance Practices for Canadian companies.

Shareholder Outreach

The CLD Committee is committed to ensuring our executive compensation program is aligned with the performance of the Company and that we provide a forum for active dialogue with our Shareholders. The Company conducts a robust Shareholder outreach effort both before and after our annual Shareholder meeting. This effort includes outreach letters focused on explaining our compensation philosophy as well as a number of in-person meetings with various Shareholders. The Chair of the CLD Committee and the Chief Legal & Administrative Officer, who is responsible for human resources across the business, attend each of these meetings.

Recommendations

The CLD Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement. Based on such review and discussions, the CLD Committee has recommended to the Board that the CD&A section be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

The foregoing Report of the CLD Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent the Company specifically incorporates such information by reference.

Submitted by the Compensation and Leadership Development Committee

Thomas R. Bates, Jr., Chair
Simon A. Fish
Leigh Ann Fisher

COMPENSATION DISCUSSION AND ANALYSIS

The following is a discussion of our executive compensation program for 2022 and is intended to be read in conjunction with the executive compensation tables that immediately follow, which provide further compensation information. All compensation information is presented as of December 31, 2022.

Named Executive Officers

The following table lists our named executive officers (“NEOs”) for fiscal year 2022, their ages and a description of their business expertise, including positions held within SSR Mining and its predecessors:

Rod Antal	President and Chief Executive Officer
Age: 57
Mr. Antal was appointed President and Chief Executive Officer and a member of the Board of SSR Mining following the merger with Alacer Gold in September 2020. Prior to the merger, Mr. Antal held the position of President and Chief Executive Officer with Alacer Gold since August 2013 and prior to that, he served as Alacer’s Chief Financial Officer from May 2012 to August 2013. Mr. Antal has over 30 years of global mining experience in various mineral and metal businesses, including precious metals. This experience spans both corporate roles and at various mine operating sites. Mr. Antal began his mining career working for Placer Dome in Papua New Guinea and then nearly 15 years within the Rio Tinto Group where he held various senior management positions.

Stewart J. Beckman	Former Executive Vice President – Chief Operating Officer
Age: 55	Stewart Beckman was appointed Executive Vice President, Chief Operating Officer of SSR Mining in September 2020 and his employment with the Company ended in December 2022. Stewart had served as the Chief Operating Officer of Alacer Gold since June 2016. He has more than 30 years of experience in the mining and mineral processing industry. Before joining Alacer, Stewart spent 19 years with Rio Tinto working across various product groups in senior leadership, minerals processing, mining operations and project development roles. His most recent roles were Global Lead for Group Working Capital Reduction, Senior Vice President Operations and Technical Development for Turquoise Hill Resources, and Director Oyu Tolgoi Expansion. Before joining Rio Tinto, Stewart spent seven years in a variety of operational and project development roles at Placer Dome.
Alison White	Executive Vice President – Chief Financial Officer
Age: 43	Alison White was appointed Executive Vice President, Chief Financial Officer of SSR Mining in March 2021. She currently oversees accounting, finance, treasury, information technology and enterprise risk management. Alison has over 20 years of experience as a versatile finance professional with a track record of success in financial and operational roles. Prior to joining SSR Mining, Alison held various corporate and regional roles at Newmont Mining including serving as the Regional Chief Financial Officer for North America. Prior to joining Newmont, she was the Vice President of Internal Audit for a global water and natural resources engineering firm. Alison has leadership and financial experience across various industries holding roles at MWH Global (now Stantec), KPMG, ConAgra Foods, Sun Microsystems and Ernst and Young. Alison has a B.S. in Finance from the University of Colorado, Boulder, and a Master’s degree with an emphasis in accounting and is a licensed Certified Public Accountant.
F. Edward Farid	Executive Vice President – Chief Corporate Development Officer
Age: 38	F. Edward Farid was appointed Executive Vice President, Chief Corporate Development Officer of SSR Mining in September 2020. Edward is responsible for the company’s strategy, M&A activities, commercial negotiations and investor relations functions. Edward previously served as the Senior Vice President, Business Development and Investor Relations for Alacer Gold since May 2017. He has more than 15 years of experience in mergers and acquisitions, business strategy and capital markets. Before joining Alacer Gold, Edward was a senior officer in the Metals and Mining group at Credit Suisse. In his capacity as an investment banker, he advised leaders in the gold mining sector on a variety of transactions including acquisitions, divestitures, joint ventures, streaming transactions, fairness opinions, defense advisory, and debt and equity financings. Edward holds a Bachelor of Commerce degree in Finance from McGill University in Canada.
Michael J. Sparks	Executive Vice President – Chief Legal and Administrative Officer
Age: 41	Michael Sparks was appointed Executive Vice President, Chief Legal and Administrative Officer & Corporate Secretary of SSR Mining in September 2020. Michael has global responsibility for the Company’s legal, human capital and administration functions. Previously, Michael served as the Chief Legal Officer for Alacer Gold Corp. since 2012. Michael has more than ten years of international legal and management experience, primarily in the natural resources industry. Before joining Alacer Gold, Michael worked at King & Spalding LLP in Houston, Texas and subsequently at Davis Graham & Stubbs LLP in Denver, Colorado. He holds a Bachelor’s degree in Human Resource Management from Utah State University, a Juris Doctorate degree from Vanderbilt University Law School, and a Master of Business Administration from the University of North Carolina Kenan-Flagler Business School.

Mr. Beckman’s employment with the Company ended in December 2022. The terms of Mr. Beckman’s departure are detailed in his Transition Agreement, which was included as an exhibit to the Company’s Annual Report on Form 10-K filed with the SEC on February 22, 2023 and available on the Company’s page on EDGAR (www.sec.gov/edgar.shtml). The other NEOs named above will serve in their respective capacities until their respective successors have been duly elected or until their earlier death, resignation, disqualification or removal from office. There are no family relationships between any of our directors and NEOs, by blood, marriage or adoption.

Compensation Philosophy

The Company’s overarching goal in setting executive compensation is to provide competitive compensation with a view to attract, motivate and retain highly qualified executive officers capable of achieving both the Company’s strategic and short-term performance objectives while ultimately creating and preserving long-term Shareholder value. This is accomplished with the following:

•Market competitive positioning relative to peers balanced by compensation arrangements that are internally equitable, reflecting that the Company’s executives function as an integrated team;

•Streamlining senior executive positions, with each NEO managing a significant portfolio of responsibilities;

•Focus on “at-risk” compensation: a significant portion of NEO compensation is delivered in variable incentive compensation that is tied to the Company’s financial and operational performance; and

•Minimize excessive or inappropriate risk-taking behavior with a focus on long-term compensation: the intent of the Company is that the largest component of incentive compensation for NEOs is delivered through long-term incentives with vesting periods of three (3) years.

What We Do
✓	We pay for performance	✓	We maintain a robust clawback policy
✓	We regularly review compensation	✓	We conduct an annual Say-on-Pay advisory vote
✓	We promote retention with equity awards that vest over three years	✓	We have an anti-hedging policy and an insider trading policy
✓	We have a double-trigger severance and equity vesting upon a change of control	✓	We have director and executive officer share ownership guidelines
✓	We design our compensation plans to mitigate undue risk-taking	✓	We have an independent Compensation and Leadership Development Committee, with all members being independent directors

What We Do Not Do
✗	We do not guarantee incentive compensation	✗	We do not grant options to non-executive directors
✗	We do not reprice underwater options	✗	We do not provide tax gross ups to executives

Board Oversight and Compensation Governance

On behalf of the Board, the CLD Committee is responsible for the review and oversight of the Company’s executive compensation program, to ensure that it aligns with the Company’s strategic objectives and Shareholder value creation. The CLD Committee’s purpose is to review the remuneration and benefits of directors and executive management, to establish a plan of continuity for executives and other key employees, and to make recommendations to the Board as it deems appropriate.

The Board has overall responsibility for the oversight of the Company’s risk management plans, policies and practices. The CLD Committee is responsible for overseeing compensation policies and practices to ensure incentives do not encourage executives to take risks that would be reasonably likely to have a material adverse effect on the Company. The CLD Committee has adopted a number of practices that are aligned with best governance practices and serve to ensure that the compensation program does not encourage excessive risk-taking. The Company has adopted the following governance programs to assist in the management of its compensation program:

▶ Say on Pay and Shareholder Engagement: The Company has voluntarily adopted an annual say on pay vote to strengthen shareholder engagement and conducts an extensive shareholder outreach program.

▶ External Independent Advice: The CLD Committee engages an independent compensation consultant to provide an external perspective on market and best practices, governance and regulation, and compensation pay levels and practices.

▶ Peer Group Benchmarking: The Company benchmarks compensation against a comparator group of similarly sized and situated mining companies, as described in more detail in the “Compensation Decision-Making Process” section of this Proxy Statement, below.

▶ Anti-Hedging: NEOs are prohibited from selling, purchasing or trading of derivative securities of the Company, including put or call options or other derivative securities, which are designed to hedge or offset a decrease in the market value of equity securities granted as compensation or held, directly or indirectly, by the NEO.

▶ Executive Incentive Compensation Recoupment Policy (“Clawback Policy”): Under this policy, the Company may require the reimbursement of all or a portion of any performance-based incentive compensation paid to an executive officer in the event of a financial statement restatement due to the executive officer’s gross negligence, intentional misconduct or fraud which caused or contributed to the Company’s non-compliance which resulted in the restatement. Under the Clawback Policy, the Company may recoup incentive compensation which is in excess of the compensation that would have been paid to the executive under the restatement. The Company will review its Clawback Policy in connection with the final clawback rules adopted by the SEC in October 2022 as such rules take effect.

▶ Robust Insider Trading Policy: The policy restricts executives, the Board and certain other officers and employees from trading, directly or indirectly, in the Company’s securities or in derivatives related to the Company’s securities during times when “material information” concerning the Company exists that has not been disseminated.

▶ Conflicts of Interest: Directors are required to disclose any conflict of interest in any issue brought before the Board and must refrain from participating in the Board’s discussion and voting on the matter. Any potential conflict of interest is resolved by directors independent of such conflict.

Compensation-Related Risk

A significant portion of NEO compensation is delivered in variable incentive compensation that is tied to the Company’s financial and operational performance and personal performance objectives. The Company’s incentive programs are designed to motivate high performance and deliver value to executives that is aligned with Shareholders while also effectively recognizing, and mitigating, risk. Examples of these designs include:

▶ Capped Incentive Opportunities; No Guaranteed Minimums. Annual short-term incentive compensation is capped at two times target. Long-term incentive awards track the share price, cap the performance multiplier at two times target and include the possibility of zero payout.

▶ Relative Performance Measurement. A significant portion of our NEOs’ long-term incentive opportunity is based on the Company’s total shareholder return (“TSR”) performance relative to its industry peers, ensuring that executive compensation aligns to long-term share performance.

▶ Vesting Periods. Long-term incentive awards vest over a three-year period.

▶ Stress-testing Outcomes. Actual and potential performance scenarios are analyzed to ensure that the value of the incentive awards granted to NEOs is appropriately linked to performance.

Compensation Decision-Making Process

The CLD Committee receives advice from its independent compensation consultant and reviews competitive compensation data on a regular basis to help inform pay decisions and program changes for the following fiscal year, but ultimately relies on its own independent judgment in determining compensation arrangements for NEOs. The CLD Committee approves compensation adjustments by taking into consideration competitive market data, corporate and individual performance, succession plans and other factors, as appropriate.

NEO compensation, other than that of the President and Chief Executive Officer (“CEO”), is recommended by the President and CEO and reviewed and approved by the CLD Committee. The compensation of the President and CEO is recommended by the CLD Committee and approved by the Board, in each case without the President and CEO present during discussions and voting. The CLD Committee also reviews and recommends performance targets related to the annual and long-term incentive programs for approval by the Board each year.

Peer Group

We believe that NEO compensation should align with the Company’s increasing size and shareholder experience, so each year the CLD Committee benchmarks the compensation of its NEOs against a peer group comprised of mining companies that are generally of similar size (revenue and market capitalization), operate with a similar geographic span and are at the same stage of development as the Company. As part of our normal practice and in consultation with our independent compensation consultant, the CLD Committee regularly reviews compensation levels and compensation programs for our NEOs against compensation levels of the comparator companies. Our peer group for 2022 consists of the following companies:

Peer Group
Agnico Eagle Mines Limited	Endeavour Mining Corporation	Newcrest Mining Limited
Alamos Gold Inc.	Equinox Gold Corp.	OceanaGold Corporation
B2Gold Corp.	Hecla Mining Corporation	Pan American Silver Corp.
Centerra Gold Inc.	IAMGOLD Corporation	Yamana Gold Inc.
Eldorado Gold Corporation	Kinross Gold Corporation

Our peer group adjusted in 2022 to remove Kirkland Lake Gold due to its merger with Agnico Eagle Mines Limited in 2022. In place of Kirkland Lake, the Company has added Equinox Gold Corp. to its peer group. The Company reviews the peer companies list annually, recommending any changes for consideration and approval by the CLD Committee. The competitive market data is one input the CLD Committee considers in making pay decisions for NEOs, in addition to a number of incumbent-specific considerations.

Compensation Consultants

Meridian Compensation Partners (“Meridian”) has been retained by the CLD Committee to be the Company’s independent compensation advisor since 2013 and reports to the Chair of the CLD Committee. Meridian provides independent advice on compensation matters and input on the Company’s compensation philosophy and programs. Meridian also completes the competitive compensation benchmarking for the Company’s executives and directors and assists with governance and disclosure matters. The Board has determined that Meridian does not have any conflicts of interest with the Company or the Board. In 2022, the Company paid $65,763.02 in fees to Meridian, all of which represented executive compensation-related fees.

Say on Pay

The Board believes in continually enhancing our corporate governance practices and values the Shareholder perspective. Accordingly, we provide Shareholders the opportunity to vote on the Company’s approach to executive compensation through an annual “Say on Pay” advisory vote. At the Company’s 2022 Annual and Special Meeting, 93.16% of Shareholders who voted, cast their vote in favor of the Company’s non-binding resolution on executive compensation. This result is substantially similar to the approval rate over the previous five years and evidences strong Shareholder support for the Company’s executive compensation program.

Elements of Compensation

The Company’s executive compensation plan is designed to emphasize share ownership and at-risk compensation. For 2022, compensation for NEOs consisted of:

•a competitive base salary,
•an annual incentive opportunity, and
•long-term incentives in the form of Performance Share Units (“PSUs”) and Restricted Share Units (“RSUs”).

The design of the annual cash and long-term equity incentives provides an effective and appropriate mix of incentives to help ensure performance is focused on long-term value creation and does not encourage the taking of short-term risks at the expense of long-term results.

The charts below set forth the relative weighting of the target compensation package for our President and CEO and the average of our other NEOs.

CEO Compensation
19%
22%
59%
81%
Base Salary
Target STI
Target LTI
At Risk

Non-CEO NEOs

30%
23%
47%
70%
Base Salary
Target STI
Target LTI
At-Risk

Base Salary

Base salary is an element of fixed compensation that is competitive in the marketplace and intended to attract and retain individuals who can contribute to our growth as an operating mining company. Individual base salary recommendations for each NEO are primarily based on the experience of the executive officer, past performance, anticipated future contribution, internal value of the executive officer’s position and comparisons to the base salaries offered by comparable North American based mining companies, as well as other relevant considerations. These salaries were effective as of December 31, 2022:

NEO	2022	2021	Percentage Change
Rod Antal	1,000,000	932,000	7%
Stewart J. Beckman	550,000	520,000	6%
Alison White	525,000	400,000	31%
F. Edward Farid	515,000	490,000	5%
Michael J. Sparks	500,000	460,000	9%

Short-Term Incentive Compensation

Short-term incentive compensation (“STI”) awards are based on the Company’s financial and operational results, as well as individual performance. Each NEO’s target awards are expressed as a percentage of base salary, while performance results are weighted between company goal achievement and personal goal achievement. The President and CEO’s performance results are weighted 100% on company performance. The performance results for the other NEOs are weighted 80% on company performance and 20% on personal performance.

Actual payouts under the STI plan could range from zero to two times an executive’s target incentive opportunity, based on the achievement of performance goals. For 2022, the following table illustrates the minimum, target, and maximum payout opportunity for each NEO:

	% of Salary
NEO	Minimum	Target	Maximum
Rod Antal	0%	115%	230%
Alison White	0%	75%	150%
Stewart J. Beckman	0%	75%	150%
F. Edward Farid	0%	75%	150%
Michael J. Sparks	0%	75%	150%

No changes were made to the NEOs’ STI minimum, target, and maximum payout opportunities in 2022 as compared to that of 2021.

Long-Term Incentive Compensation

The Company’s long-term incentive program is designed to align executive compensation with the Company’s long-term performance and consists of annual grants of PSUs (60% weight) and RSUs (40% weight). Each NEO is eligible for a target annual long-term incentive plan (“LTIP”) award expressed as a percentage of base salary. The following table illustrates the current target LTIP opportunities for each NEO:

	Target Award (% of salary)
NEO	PSUs	RSUs	Total
Rod Antal	180%	120%	300%
Stewart J. Beckham	105%	70%	175%
Alison White	90%	60%	150%
F. Edward Farid	90%	60%	150%
Michael J. Sparks	90%	60%	150%

No changes were made to the NEOs’ LTIP opportunity percentages in 2022 as compared to that of 2021.

PSUs represent notional units that track the market value of the Company’s Shares during the vesting period, providing strong alignment with Shareholder interests. PSU performance metrics expand beyond TSR relative to the Company’s compensation peer group to also include gold production and a return on capital invested metric thereby strengthening the link between compensation and sustainable long-term performance. PSU awards cliff vest after three years and are subject to three-year performance objectives. The Board has determined that vested PSU awards are redeemed in cash.

RSUs also represent notional units that track the market value of the Company’s Shares. RSU awards are intended to provide a highly retentive element of compensation and are time-based, vesting one-third each year over a three-year period. The Board has determined that vested RSUs are redeemed in Shares.

Benefits and Perquisites

NEOs are eligible for benefits provided to all salaried employees, including health care coverage and life/disability insurance protection. Generally, it is not the practice of the Company to provide NEOs with perquisites including housing and/or car allowances. However, on a case-by-case basis, the Company may provide such benefits if required to attract key executives.

2022 Compensation Results

STI Compensation Results

The Board approves STI performance goals each year based upon the recommendation of the CLD Committee. When setting goals, the Board strives to make them challenging but achievable. The CLD Committee receives reports at each regularly scheduled meeting on the progress towards achievement of the corporate objectives and consults with other Board committees on performance related to various STI objectives as appropriate. The design of the STI performance goals relies on a balanced scorecard addressing key categories of safety, environmental and sustainability, production and costs, and strategic initiatives. The strategic initiatives for the Company are set by the Board annually and may include, among others, growth in production, reduction in costs, reserve and resource growth, new asset discovery and rationalizing the asset portfolio.

The Company fell short of delivering on its 2022 safety, environmental, operating and cost commitments. As discussed in more detail above in the “Environmental, Health, Safety, Sustainability and Community” section of this Proxy Statement, operations at the Çöpler mine site were temporarily suspended from June through September following a leak of leach solution and our Puna mine suffered a fatality in January 2022. Both of these events resulted in a zero-payout for the metrics of incident reduction and improving environmental performance. Additionally, the metrics of gold-equivalent ounces produced and all-in sustaining costs (AISC) per ounce fell short of their desired outcome and resulted in a zero-payout. With respect to the strategic goal results of the Company for 2022, the Board considered, among other initiatives, continued exploration success, profitable sale of non-core assets, updated technical report summaries for all material assets, the acquisition of additional interests in the Çöpler District, the successful transition of the Company to U.S. filer status and the conversion of previously filed financial statements to U.S. GAAP compliance, advancement of our cyber-security framework and risk mitigation initiatives, system alignment and efficiencies across the business, and the advancement of a renewed talent development program and succession planning. As a result of our disappointing environmental, safety and operating performance, the Company STI metrics scorecard resulted in only a 51% payout.

The results for the 2022 Company STI metrics are illustrated in the following table:

2022 STI Goal	Metric Weight	Threshold Goal (50%)	Target Goal (100%)	Stretch Goal (200%)		2022 Performance	2022 Payout %
Safety
Incident Reduction	5%	Meet TRIFR(1)	5% reduction from 2021 TRIFR	10% reduction from 2021 TRIFR		Fatality(2)	0.00%
Critical Control Implementation	5%	80% compliance with critical controls	90% compliance with critical controls	100% compliance with critical controls		93%	130.00%
Implementation of the IMS	5%	>75% all IMS standards and procedures complete by year end	>85% all IMS standards and procedures complete by year end	100% all IMS standards and procedures complete by year end		83%	90.00%
Environmental & Sustainability
Improving Environmental Performance	5%	5% reduction of incidents from 2021	10% reduction of incidents from 2021	15% reduction of incidents from 2021		Major Incident(3)	0.00%
Production and Costs		Threshold Goal (50%)	Target Goal (100%)	Upper Target (150%)	Stretch Goal (200%)
Gold-Equivalent Ounces Produced (100% basis)	30%	700,000 (Lower Guidance)	740,000 (Mid-point Guidance)	780,000 (Upper Guidance)	810,000 (Upper Guidance plus 30,000 ounces)	623,819	0.00%
AISC per ounce(4) (IFRS basis)	30%	$1,180/ounce (Upper Guidance)	$1,150/ounce (Mid-point Guidance)	$1,120/ounce (Lower Guidance)	$1,090/ounce (Lower Guidance minus $30/ounce)	$1,252/ounce	0.00%
Strategic		Threshold Goal (50%)	Target Goal (100%)	Stretch Goal (200%)
As defined by the Board(5)	20%	Board determination at year end	Board determination at year end	Board determination at year end		200%	200.00%
Total	100%						51.00%
____________________
(1) Total recordable injury frequency rate ("TRIFR"), or total recordable injury rate, is the number of fatalities, lost time injuries, substitute work, and other injuries requiring treatment by a medical professional per million hours worked.
(2) Occurrence of a fatality defaults the Incident Reduction payout to 0%.
(3) Occurrence of a major incident defaults the Improving Environmental Performance payout to 0%.
(4) AISC is a non-GAAP measure. For an explanation of the calculation, please refer to “Appendix A” attached to this Proxy Statement.
(5) Annually, the Board determines a set of key strategic initiatives for the Company. These initiatives may include metrics around resource replacement, system efficiencies, talent development, or other transformational initiatives. While these strategic initiatives are not disclosed, they are reviewed and evaluated as part of the year-end process.

The individual performance component for each NEO consisted of financial and operational measures specific to each NEO’s area of responsibility. These may include, but are not limited to, production, project management, cost reduction, health and safety, organizational development, and other strategic objectives. The CEO reviewed individual performance for the other NEOs and recommended to the CLD Committee an individual performance factor ranging from 0% - 200% of target.

	Corporate				Individual			2022 Score
NEO	Weight		Score		Weight		Score	(% of Target)
Rod Antal	100%	X	51.00%	+	N/A	X	N/A	51.00%
Stewart J. Beckman	80%		51.00%		20%		60%	52.80%
Alison White	80%		51.00%		20%		115%	63.80%
F. Edward Farid	80%		51.00%		20%		125%	65.80%
Michael J. Sparks	80%		51.00%		20%		115%	63.80%

LTI Compensation Results

The PSU performance metrics consist of three equally weighted metrics: gold-equivalent ounces produced, all-in sustaining costs (AISC) and relative total shareholder return. Each metric is measured over the applicable three-year performance period. The production and cost metrics measure performance against the weighted average of the three one-year budgets. The relative TSR measures the stock price performance over the performance period relative to our peer group. The table below outlines the results of the performance metrics for the 2020 PSU Awards over the performance period ended on December 31, 2022 (the “2020 PSUs”). The 2020 PSUs vest on January 1, 2023.

LTI Performance Metric	Target	Performance		Weighting	Result	Weighted Result
Production (1/3)
2020	340,000	340,000	(1)	18.47%	100.000%	18.472%
2021	760,099	794,456		41.3%	145.201%	59.961%
2022	740,536	623,819		40.23%	0.000%	0.000%
Total	1,840,635	1,758,275		100%		78.433%
	Production Score Achieved					26.14
AISC (1/3)
2020	762	762	(1)	18.47%	100.00%	18.472%
2021	1,079	1,019		41.3%	155.607%	64.259%
2022	1,152	1,250		40.23%	0.000%	0.000%
Total				100%		82.731%
	AISC Score Achieved					27.58
TSR (1/3)	<25 Percentile	50 Percentile		>75 Percentile	Percentile Achieved	Score Achieved
	0%	100%		200%	30.7%	22.8%
	TSR Score Achieved					7.6
PSU Score Achieved						61.32%
____________________
(1) In connection with the merger of the Company and Alacer Gold Corp, the production and AISC metrics for the merger year (2020) were set at target.

The performance metrics outlined above equate to a 61.32% performance score for the 2020 PSUs. For the NEOs who were granted PSUs in 2020, the following table sets out the actual payouts to be made after such PSUs vest in 2023.

	2020 PSU Grants	Vest Date 5-Day VWAP	Vest Date Value	FX Rate	Vest Date Value	Performance Score	Payout Value
Name	(#)	(C$)	(C$)	($)	($)	(%)	($)
Rod Antal	80,932	21.441	1,735,256	0.7383	1,281,139	61.32	785,595
Stewart J. Beckman	27,989	21.441	600,108	0.7383	443,060	61.32	271,684
F. Edward Farid	22,545	21.441	483,389	0.7383	356,886	61.32	218,843
Michael J. Sparks	19,077	21.441	409,022	0.7383	301,981	61.32	185,175

Executive Share Ownership Guidelines

We strongly support Share ownership by our executives and the Board reviews our Share ownership guidelines annually. Each NEO is expected to reach a prescribed level of Share ownership within five (5) years from their date of hire or appointment based on their role. The President and Chief Executive Officer is expected to own Shares representing at least five times his or her annual base salary; all other NEOs are expected to own Shares representing at least two times their respective annual base salaries. In addition to Common Shares beneficially owned, the full value of RSUs held by an executive officer are included when determining the value of Common Shares held by an executive. Executive officers are expected to use the after-tax cash proceeds from the exercise of options or the redemption of vested PSUs and RSUs to achieve their share ownership requirement. Currently, all NEOs are in compliance with our Share ownership guidelines.

Employment Agreements

The Company has employment agreements with each of the NEOs, which provide for participation in any bonus or incentive compensation plans that are available to senior management, as well as participation in any long-term incentive programs introduced for senior management. Termination payments in these agreements may be suspended or terminated if the NEO breaches any of the restrictive covenants in the agreement. For a description of the severance benefits provided in the employment agreement, see the narrative description following the “Potential Payments upon Termination or Change in Control” section of this Proxy Statement.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the compensation granted and/or earned by our NEOs for the 2022, 2021, and 2020 fiscal years.

		Salary		Share-Based Awards(1)		Non-Equity Incentive Plan Compensation(2)	All Other Compensation		Total Compensation
Name and Principal Position	Year	($)		($)		($)	($)		($)
Rodney P. Antal	2022	1,000,000		3,000,000		586,500	24,400	(3)	4,610,900
President & Chief Executive Officer	2021	932,000		2,796,000		1,821,202	23,200		5,572,402
	2020	758,000		2,100,000		1,136,773	17,100		4,011,873
Stewart J. Beckman	2022	550,000		—	(4)	217,800	4,147,888	(3)(5)	4,915,684
Former Executive Vice President &	2021	520,000		910,000		647,150	23,200		2,100,350
Chief Operating Officer	2020	441,250		726,250		472,208	17,100		1,656,808
Alison White	2022	525,000		787,500		251,213	24,400	(3)	1,588,113
Executive Vice President &	2021	302,888	(6)	1,200,000		500,808	23,200		2,026,890
Chief Financial Officer	2020	—		—		—	—		—
F. Edward Farid	2022	515,000		772,500		254,153	22,379	(3)	1,564,031
Executive Vice President &	2021	490,000		735,000		617,164	39,200		1,881,364
Chief Corporate Development Officer	2020	415,000		585,000		381,512	17,100		1,398,612
Michael J. Sparks	2022	500,000		750,000		239,250	24,400	(3)	1,513,650
Executive Vice President &	2021	460,000		690,000		575,929	47,717		1,773,646
Chief Legal and Administrative Officer	2020	362,500		495,000		334,960	113,623		1,306,083
____________________
(1) The amounts in this column represent the USD fair value of the RSUs and/or PSUs on the grant date computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718). The assumptions made, if any, when calculating the amounts in this column are found in Note 7 to the Consolidated Financial Statements of SSR Mining Inc. and its subsidiaries, as filed with the SEC on Form 10-K for 2021. The amounts reported in the Summary Compensation Table for the PSUs are the value at the grant date as determined in accordance with ASC 718, which assumes a payout at target. The maximum value of the PSUs is 200% of target.
(2) The amounts in this column represent STI plan awards.
(3) Amount includes the Company’s matching contribution portion of the NEOs voluntary contributions to the 401(k) plan, group RRSP and SERP.
(4) Mr. Beckman's employment with the Company ended effective December 15, 2022. The vesting of his RSU award was accelerated pursuant to his Transition Agreement and General Release and is reflected in "All Other Compensation". The terms of Mr. Beckman’s departure are detailed in his Transition Agreement, which was included as an exhibit to the Company’s Annual Report on Form 10-K filed with the SEC on February 22, 2023 and available on the Company’s page on EDGAR (www.sec.gov/edgar.shtml).
(5) This amounts includes Mr. Beckman's transition benefits in connection with his departure in December 2022 and as set forth in his Transition Agreement filed with the Company's Annual Report on Form 10-K on February 22, 2023.
(6) Ms. White joined the Company effective March 31, 2021 and her compensation for 2021 was prorated accordingly.

Grants of Plan-Based Awards

The table below presents information regarding incentive-based awards granted to each NEO during the year ending December 31, 2022, including the short-term incentive plan and the Company’s share-based compensation plans.

		Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All other stock awards: Number of shares of stock or units	Grant date fair value of stock and option awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Grant date	($)	($)	($)	(#)	(#)	(#)	(#)	($)
Rod Antal
2022 STI	—	0	1,150,000	2,300,000				—
2022 PSU (payable in 2025)	7-Mar-22				0	99,492	198,984	—	1,800,000	(3)
2022 RSU	7-Mar-22							66,328	1,200,000	(3)
Stewart J. Beckman
2022 STI	—	0	412,500	825,000				—
2022 PSU (payable in 2025)	7-Mar-22				0	31,920	63,840	—	577,500	(3)
2022 RSU	7-Mar-22							21,280	385,000	(3)
Alison White
2022 STI	—	0	393,750	787,500				—
2022 PSU (payable in 2025)	7-Mar-22				0	26,116	52,232	—	472,500	(3)
2022 RSU	7-Mar-22							17,411	315,000	(3)
F. Edward Farid
2022 STI	—	0	386,250	772,500				—
2022 PSU (payable in 2025)	7-Mar-22				0	25,619	51,238	—	463,500	(3)
2022 RSU	7-Mar-22							17,079	309,000	(3)
Michael J. Sparks
2022 STI	—	0	375,000	750,000				—
2022 PSU (payable in 2025)	7-Mar-22				0	24,873	49,746	—	450,000	(3)
2022 RSU	7-Mar-22							16,582	300,000	(3)
____________________
(1) Amounts shown represent threshold, target and maximum amounts for 2022 STI bonuses, which are paid in cash. STI bonuses have a threshold payout of zero and a maximum payout of 200%. Actual amounts earned are shown in Summary Compensation Table.
(2) At the time of settlement, PSUs are redeemed in cash and that cash value is multiplied by the performance percentage, which has a threshold payout of zero and a maximum payout of 200%.
(3) Market value at the time of grant was $18.09 for each share, which is the 30-day volume weighted average price ("VWAP") on the TSX as of March 4, 2022 converted to USD.

The Company has entered into employment agreements with each of our NEOs. In addition to providing for participation in the Company benefit plans in effect from time to time, these agreements provide for an annual base salary as described above, as well as eligibility to receive an annual performance bonus and equity award based on a percentage of base salary. The target and maximum annual bonus opportunities available to each NEO per their employment agreement is described in “Compensation Discussion and Analysis – Elements of Compensation – Short-Term Incentive Compensation.”

Each employment agreement also provides for certain payments upon a “qualifying termination,” as well as post-employment restrictive covenants. The material elements of these provisions are described below under “Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes all option-based and share-based awards outstanding at the end of December 31, 2022.

			Share-based awards(1)
			Number of shares or units that have not vested	Market value of shares or units of stock that have not vested(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested(2)
Name	Grant Date		(#)	($)	(#)	($)
Rod Antal	1-Jan-20	(3)	17,472	273,786
	1-Jan-21	(4)	39,897	625,186
	7-Mar-22	(5)	67,412	1,056,346
	1-Jan-20	(6)	80,931	1,268,189
	1-Jan-21	(7)			89,762	1,406,571
	7-Mar-22	(8)			101,120	1,584,550
Stewart J. Beckman(9)	1-Jan-20	(6)	27,988	438,572
Alison White	31-Mar-21	(10)	22,104	346,370
	7-Mar-22	(5)	17,695	277,281
	31-Mar-21	(11)			49,731	779,285
	7-Mar-22	(8)			26,542	415,913
F. Edward Farid	1-Jan-20	(3)	4,867	76,266
	1-Jan-21	(4)	10,488	164,347
	7-Mar-22	(5)	17,357	271,984
	1-Jan-20	(6)	22,545	353,280
	1-Jan-21	(7)			23,592	369,687
	7-Mar-22	(8)			26,036	407,984
Michael J. Sparks	1-Jan-20	(3)	4,118	64,529
	1-Jan-21	(4)	9,845	154,271
	7-Mar-22	(5)	16,851	264,055
	1-Jan-20	(6)	19,076	298,921
	1-Jan-21	(7)			22,149	347,075
	7-Mar-22	(8)			25,279	396,122
____________________
(1) All share-based awards accrue dividend units, which vest per the terms of the parent award.
(2) Assumes a market price of $15.67 for each share, which is the close price on the Nasdaq on December 30, 2022.
(3) Vest date is January 1, 2023.
(4) Vest dates are January 1, 2023 and 2024.
(5) Vest dates are March 7, 2023, 2024 and 2025.
(6) Cliff-vest after three years on January 1, 2023; performance period ended on December 31, 2022. For information on actual payout results see “2022 Compensation Results - LTI Compensation Results” above.
(7) Cliff-vest after three years on January 1, 2024.
(8) Cliff-vest after three years on March 7, 2025.
(9) Mr. Beckman's employment with the Company ended in December 2022 and, per the terms of his Transition Agreement, which was filed with the Company's Annual Report on Form 10-K on February 22, 2023, all of his outstanding shares vested at target with the exception of his PSUs that vested January 1, 2023, which were paid out per the Company's actual performance score for the performance period of January 1, 2020 through December 31, 2022.

(10) Vest dates are March 31, 2023 and 2024.
(11) Cliff-vest after three years on March 31, 2024.

Option Exercises and Stock Vested

The following table summarizes the value of all share-based awards vested or earned for each NEO during the 2022 fiscal year.

	Option Awards		Stock Awards
	Number of shares acquired or exercised	Value realized on exercise	Number of shares acquired on vesting	Value realized on vesting
Name	($)	($)	(#)	($)
Rodney P. Antal	—	—	420,132	9,581,590	(1)
Stewart J. Beckman	—	—	140,312	3,118,004	(1)
Alison White	—	—	10,871	239,751
F. Edward Farid	—	—	117,134	2,671,183	(1)
Michael J. Sparks	—	—	97,763	2,224,484	(1)
____________________
(1) Amount includes the actual payout results of the 2019 PSUs that vested on January 1, 2022 for the performance period from January 1, 2019 through December 31, 2021. See the Company's 2022 proxy statement for details around the performance calculations for the 2019 PSUs.
Securities Authorized for Issuance under Equity Compensation Plan

The following table shows details of equity compensation plans as of March 28, 2023:

	Number of securities to be issued upon exercise of outstanding securities under equity compensation plans	Weighted-average exercise price of outstanding securities under equity compensation plans	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
	(#)	($)	(#)
Equity compensation plans approved by Shareholders	961,240 (1)	20.99 (2)	8,347,820
Equity compensation plans not approved by Shareholders	—	—	—
Total	961,240	20.99	8,347,820
____________________
(1) As of March 28, 2023, there were 34,136 options and 927,104 RSUs outstanding under the equity plans, which represents 0.46% of the issued and outstanding shares of the Company. PSUs are not included in the number of securities issued because they are settled in cash.
(2) The average exercise price for options converted to USD.

The Company’s equity compensation plans provide for notional units that track the Market Value of the Company’s Shares during the vesting period. Awards of PSUs are settled in cash upon vesting; awards of RSUs are settled in Shares upon vesting.

Pension Benefits and Nonqualified Deferred Compensation Tables

The Company does not provide a defined benefit pension plan to its executives. As is common with most companies based in the United States, the Company provides an employer-sponsored defined contribution retirement account to all of its US-based employees, which includes a company-match for retirement contributions made by employees. The percentage match is the same for all US-based employees with annual regulatory caps to the amount of the matching contribution. The amounts contributed by the Company and employee to the 401(k) account are immediately vested and contributed to a third-party provider. As such, there is no ongoing liability to the Company associated with the amounts contributed to the Company’s employer-sponsored retirement accounts.

Potential Payments upon Termination or Change in Control

As discussed above, we are party to employment agreements with each of our NEOs that provide for certain termination payments upon a qualifying termination of employment, which are laid out in the table below.

Compensation Element	Separation Event
	Resignation/Retirement	Death/Disability	Termination for Cause(1)	Termination without Cause or for Good Reason(2)	Termination without cause or for good reason within 12 months following a change in control(3)
Salary	Base salary through termination	Base salary through termination	Base salary through termination	Base salary through termination	Base salary through termination
Prorated Bonus	Prorated bonus for employed portion of year	Prorated bonus for employed portion of year	None	Prorated bonus for employed portion of year	Prorated bonus for employed portion of year
Other Compensation	None	None	None	Lump sum amounts equal to (i) 24 months’ base salary, and (ii) 24 months’ average annual bonus paid during previous two years (or 24 months’ target bonus if length of service is less than two years)	Lump sum amounts equal to (i) 24 months’ base salary, and (ii) 24 months’ average annual bonus paid during previous two years (or 24 months’ target bonus if length of service is less than two years)
RSUs	Board discretion whether unvested shares (or a portion) vest upon the date of termination	All unvested shares vest upon the date of termination; for grants under the legacy SSR share comp plans, in the case of US-Participant disability, all unvested shares are forfeited	All unvested shares are forfeited	Prorated vesting for portion of each grant earned while employed; for grants under the legacy Alacer Gold Corp share plan, all unvested shares are forfeited	All unvested shares vest upon the date of termination
PSUs	Board discretion whether unvested shares (or a portion) vest upon the date of termination	All unvested shares vest upon the date of termination and performance percentage is assumed to be 100%; for grants under the legacy SSR share comp plans, in the case of US-Participant disability, all unvested shares are forfeited	All unvested shares are forfeited	Prorated vesting for portion of each grant earned while employed; for grants under the legacy Alacer Gold Corp share plan, all unvested shares are forfeited	All unvested shares vest upon the date of termination and performance percentage is assumed to be 100%
Pension, Benefits, & Perquisites	Coverage Ceases	Coverage Ceases	Coverage Ceases	Insurance benefits continue until the earlier of (i) 24 months after termination or (ii) the date the NEO becomes eligible for substantially similar benefits under a benefit plan, program or arrangement through a different employer of the NEO or spouse	Insurance benefits continue until the earlier of (i) 24 months after termination or (ii) the date the NEO becomes eligible for substantially similar benefits under a benefit plan, program or arrangement through a different employer of the NEO or spouse
____________________
(1)    “Cause” means any of the following done by an NEO: (i) the breach of a material term of an applicable employment, engagement or consulting agreement; (ii) the repeated and demonstrated failure to perform the material duties of the position in a competent manner; (iii) the conviction of a criminal offense involving fraud or dishonesty, the conviction of a felony, or which otherwise adversely impacts the reputation of the Company or a related entity; (iv) the failure to act honestly or in the best interest of the Company or a related entity; (v) failure to comply with any Company rules or policies of a material nature; (vi) failure to obey reasonable instructions provided in the course of employment, within 5 calendar days after receiving written notice of such disobedience; or (vii) any actions or omissions constituting gross misconduct or negligence resulting in a risk of material harm to the Company or a related entity.

(2)    “Good Reason” means the NEO was induced by the actions of the Company to resign or terminate their employment other than on a purely voluntary basis as a result of the occurrence of one or more of the following events without the NEO’s written consent: (i) a materially adverse change in the NEO’s position, duties, powers, rights, discretion, or responsibilities; (ii) a materially adverse change in the NEO’s reporting relationship that is inconsistent with the NEO’s title or position; (iii) a reduction by the Company of the base salary of the NEO; (iv) a material reduction by the Company in the aggregate level of health & welfare benefits made available to the NEO; or (v) the permanent relocation by the Company of the NEO’s principal office by more than 80 kilometers from the location where the NEO worked when a Change of Control has occurred.

(3)    A “Change in Control” means the occurrence of one or more of the following events:
(a)     individuals who, as of the date of the applicable compensation plan, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the date of the applicable compensation plan and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board, including by reason of any agreement intended to avoid or settle any Election Contest or proxy contest, shall be deemed an Incumbent Director;
(b)     any change in the holding, direct or indirect, of shares in the capital of the Company as a result of which a person or group of persons acting jointly or in concert, or person associated or affiliated with any such person or group within the meaning of the Securities Act (British Columbia), becomes the beneficial owner, directly or indirectly, of shares and/or other securities in excess of the number which, directly or following conversion thereof, would entitle the holder thereof to cast more than 50% of the voting rights attaching to all shares of the Company which may be cast to elect directors of the Company (the “Company Voting Securities”), provided, however, that the events described in this paragraph (ii) shall not be deemed to be a Change of Control by virtue of any of the following acquisitions of Company Voting Securities: (i) by the Company or a subsidiary; (ii) by any employee benefit plan sponsored or maintained by the Company or any subsidiary; (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities; (iv) pursuant to a Non-Qualifying Transaction (as defined in the applicable plan); or (v) from the Company pursuant to a transaction (other than one described in (iii) below), if a majority of the Incumbent Directors approve a resolution providing expressly that the acquisition pursuant to this clause shall not constitute a Change of Control.
(c)    the consummation of a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries (a “Business Combination”), unless immediately following such Business Combination:
(i)    Company Voting Securities that were outstanding immediately prior to the consummation of such Business Combination (or, if applicable, securities into or for which such Company Voting Securities were converted or exchanged pursuant to such Business Combination) represent more than 50% of the combined voting power of the then outstanding securities eligible to vote for the election of directors or trustees (“voting power”) of (1) the entity resulting from such Business Combination (the “Surviving Entity”), or (2) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Entity (the “Parent Entity”);
(ii)    no person (other than any employee benefit plan sponsored or maintained by the Surviving Entity or the Parent Entity) is the beneficial owner, directly or indirectly, of 50% or more of the voting power of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity); and
(iii)    at least a majority of the members of the board of directors of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination;
(any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”);
(d)    the approval by the Board or Shareholders of the Company of a complete liquidation or dissolution of the Company;
(e)    a sale or other disposition of all or substantially all of the property or assets of the Company, other than to an Affiliate or pursuant to a Non-Qualifying Transaction; or
(f)    any determination by the majority of Incumbent Directors of the Company that a Change of Control has occurred.

The employment agreements with each NEO also include the following restrictive covenants: (1) an indefinite confidentiality agreement for material undisclosed information; (2) a non-solicitation agreement for the greater of either one year or the number of months of termination pay received; (3) a one-year non-competition agreement; and (4) an indefinite non-disparagement agreement.

In accordance with the compensation treatment under the various termination events, the following table sets out the potential incremental amounts that may be payable to each NEO, assuming a termination date of December 31, 2022. The actual amounts that would be paid to any NEO can only be determined at the time of an actual termination of employment and would vary from those listed in the following table.

	Bonus(1)	Share-Based Awards(2)	All Other Compensation		Total
	($)	($)	($)		($)
Rod Antal
Resignation	1,478,988	—	—		1,478,988
Termination for cause	—	—	—		—
Termination without cause or resignation for good reason	1,478,988	2,044,282	4,957,975	(3)	8,481,245
Retirement	1,478,988	2,031,756	—		3,510,744
Disability	1,478,988	4,190,853	—		5,669,841
Death	1,478,988	6,222,609	—		7,701,597
Termination without cause or resignation for good reason within 12 months following a change in control	1,478,988	6,222,609	4,957,975	(3)	12,659,572

Stewart J. Beckman
Resignation	—	—		—		—
Termination for cause	—	—		—		—
Termination without cause or resignation for good reason	—	—		—		—
Retirement	—	—		—		—
Disability	—	438,584	(4)	—		438,584
Death	—	438,584	(4)	—		438,584
Termination without cause or resignation for good reason within 12 months following a change in control	—	438,584	(4)	—		438,584
Alison White
Resignation	447,279	—		—		447,279
Termination for cause	—	—		—		—
Termination without cause or resignation for good reason	447,279	858,316		1,944,558	(3)	3,250,153
Retirement	447,279	1,125,654		—		1,572,933
Disability	447,279	693,193		—		1,140,472
Death	447,279	1,818,848		—		2,266,127
Termination without cause or resignation for good reason within 12 months following a change in control	447,279	1,818,848		1,944,558	(3)	4,210,685
F. Edward Farid
Resignation	499,338	—		—		499,338
Termination for cause	—	—		—		—
Termination without cause or resignation for good reason	499,338	533,086		2,028,676	(3)	3,061,100
Retirement	499,338	534,033		—		1,033,371
Disability	499,338	1,111,727		—		1,611,065
Death	499,338	1,645,760		—		2,145,098
Termination without cause or resignation for good reason within 12 months following a change in control	499,338	1,645,760		2,028,676	(3)	4,173,774
Michael J. Sparks
Resignation	455,445	—		—		455,445
Termination for cause	—	—		—		—
Termination without cause or resignation for good reason	455,445	507,004		1,910,889	(3)	2,873,338
Retirement	455,445	501,345		—		956,790
Disability	455,445	1,025,479		—		1,480,924
Death	455,445	1,526,825		—		1,982,270
Termination without cause or resignation for good reason within 12 months following a change in control	455,445	1,526,825		1,910,889	(3)	3,893,159
____________________
(1) Bonus represents a prorated bonus for the employed portion of the year, which, as of December 31, 2022, equates to the average bonus paid to the NEO for the two years prior.
(2) Assumes a market price of $15.67 for each share, which is the close price on the Nasdaq on December 30, 2022.
(3) Includes lump sum amounts equal to (i) 24 months’ base salary, and (ii) 24 months’ average annual bonus paid during previous two years (or 24 months’ target bonus if length of service is less than two years).
(4) Mr. Beckman's employment with the Company ended effective December 15, 2022. Accordingly, per the terms of his Transition Agreement, all of his outstanding awards vested at target performance (100%), with the exception of his 2020 PSU award, which will be redeemed at actual Company performance as determined in March 2023. The amounts included for Mr. Beckman are included for completeness only as he is not entitled to further compensation in the event of death, disability, or a termination without cause or resignation for good reason within 12 months following a change in control following his departure in December 2022. The terms of Mr. Beckman’s departure are detailed in his Transition Agreement, which was included as an exhibit to the Company’s Annual Report on Form 10-K filed with the SEC on February 22, 2023 and available on the Company’s page on EDGAR (www.sec.gov/edgar.shtml).

CEO Pay Ratio

Pursuant to the Dodd-Frank Act, certain U.S. public companies must disclose the ratio of the CEO’s annual total compensation to the median annual total compensation of all employees (excluding the CEO). For 2022, we determined that the total compensation of our median employee, a camp worker at our Seabee mine, was

$30,837 and the total compensation of our CEO was $4,610,900. Based on the foregoing, for 2022, the ratio of the total compensation of our CEO to the total compensation of our median employee is 149:1. This pay ratio is a reasonable estimate, calculated in a manner consistent with SEC rules and based on our payroll and employment records.

We identified our median employee as of December 31, 2022. SSR Mining’s employee population at the time of determination consisted of approximately 2,475 full-time and part-time employees globally, including all seasonal and temporary employees employed as of that date. To determine the total compensation of our median employee, we used a consistently applied compensation measure defined as the annualized base salary, excluding overtime and other incentives, of an employee starting employment in 2022, but not adjusted for part-time status. Local currency was consistently converted as of December 31, 2022 using the average daily exchange rate for the applicable currency to United States dollars as of such date. No cost-of-living adjustment was applied and employees in all locations in which the Company has operations were included in the calculation. Based on this methodology, an employee was identified as the median employee from the total SSR Mining population, who was then used as the 2022 median employee.

The SEC rules for identifying the median employee, and calculating the pay ratio based thereon, allow companies to adopt a variety of methodologies, exclusions, and assumptions that reflect their compensation practices. As such, the pay ratio reported above may not be comparable to the pay ratio reported by other companies, even those in a related industry or of a similar size and scope. Other companies may have different employment practices, regional demographics or may utilize different methodologies and assumptions in calculating their pay ratios.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Item 402(v) of Regulation S-K, the following table summarizes the compensation of our CEO, and the average compensation of the other NEOs (“Non-CEO NEOs”), as reported in the Summary Compensation Table, as well as their “compensation actually paid” (“CAP”) as calculated pursuant to recently adopted SEC rules and certain performance measures required by the rules.

					Value of Initial Fixed $100 Investment Based on:
	Summary Compensation Table Total for CEO(2)	Compensation Actually Paid to CEO(3)	Average Summary Compensation Table Total Paid to Non-CEO NEOs(2)	Average Compensation Actually Paid to Non-CEO NEOs(3)	Cumulative Total Shareholder Return(4)	Peer Group Total Shareholder Return(5)	Net Income	Gold-Equivalent Ounces Produced(6)
Year(1)	($)	($)	($)	($)	($)	($)	($)	(#)
2022	4,610,900	787,873	2,395,370	1,306,548	80.17	74.98	210,428,000	623,819
2021	5,572,402	1,379,663	1,945,563	826,874	89.08	84.11	425,922,000	794,456
____________________
(1) SSR Mining became a reporting company pursuant to Section 13(a) or 15(d) of the Exchange Act in 2021. Therefore, the above table presents information for 2021 and 2022 in line with SEC requirements.
(2) Mr. Antal served as CEO for 2022 and 2021; Mr. Beckman, Ms. White, Mr. Farid and Mr. Sparks served as our Non-CEO NEOs for 2022 and 2021.
(3) CAP, as required under SEC rules, reflects adjusted values of unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers, but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals. For a discussion of the methodology and calculation of NEO pay each year, please see the “Compensation Discussion and Analysis” section of this Proxy Statement and that of years prior. The Summary Compensation Table totals reported for the CEO and the average of the Non-CEO NEOs for each year were subject to the following adjustments, as computed in accordance with Item 402(v) of Regulation S-K, to calculate CAP:

	CEO				Non-CEO NEOs Averages
	2022		2021		2022		2021
Total Compensation as reported in Summary Compensation Table (SCT)	4,610,900		5,572,402		2,395,370		1,945,563
Pension values reported in SCT(1)	—		—		—		—
Fair value of equity awards granted during fiscal year	3,000,000	(2)	2,796,000	(3)	818,125	(2)	883,750	(3)
Change in fair value of equity awards granted in current year: change in value of awards from time of grant to end of year-end	(401,525)		(222,207)		(109,498)		11,352
Change in fair value of awards that vested during current fiscal year: change in value of awards from end of prior fiscal year to vest date	—		—		(62,741)		—
Change in fair value of awards that were unvested at end of current fiscal year: change in value of awards from end of prior fiscal year to end of current fiscal year	(464,000)		(1,206,162)		(110,007)		(255,977)
Dividends or other earnings paid on stock awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	42,497	(4)	31,630	(4)	11,549	(4)	9,686	(4)
Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	—		—		—		—
Compensation Actually Paid	787,873		1,379,663		1,306,548		826,874
____________________
(1) The Company does not offer a pension plan or nonqualified deferred compensation to its employees, including NEOs. As such, no adjustment was needed with respect to pensions and nonqualified deferred compensation.
(2) Market value at the time of grant was $18.09 for each share, which is the 30-day volume weighted average price ("VWAP") on the TSX as of March 4, 2022 converted to USD.
(3) For Messrs. Antal, Beckman, Farid and Sparks, market value at the time of grant was $19.23 for each share, which is the 30-day VWAP on the TSX as of December 31, 2020 converted to USD. For Ms. White, market value at the time of grant was $14.84 for each share, which is the 30-day VWAP on the TSX as of March 30, 2021 converted to USD.
(4) Fair value was calculated using the close price on the Nasdaq on the last trading day of the covered fiscal year.
(4) The Cumulative Total Shareholder Return is based on SSR Mining's Nasdaq trading volume.
(5) The peer group for each listed fiscal year consists of the companies listed as our compensation benchmarking peer group in the Compensation Discussion & Analysis specific for that fiscal year: for 2021 the companies include Agnico Eagle Mines Limited, Alamos Gold Inc., B2Gold Corp., Centerra Gold Inc., Eldorado Gold Corporation, Endeavour Mining Corporation, Hecla Mining Corporation, IAMGOLD Corporation, Kinross Gold Corporation, Kirkland Lake Gold Ltd, Newcrest Mining Limited, OceanaGold Corporation, Pan American Silver Cop. and Yamana Gold Inc.; for 2022, all of these companies are included except Kirkland Lake Gold Ltd, which was replaced by Equinox Gold Corp.
(6) The Company has identified gold-equivalent ounces produced as the company-selected measure, as it represents the most important financial performance measure used to link CAP to the NEOs in 2022 to the Company’s performance.

Relationship Between Compensation Actually Paid and Performance Measures

The table below reflects the relationship between the CEO and the average Non-CEO NEO CAP and the performance measures shown in the pay versus performance table from 2021 to 2022:

Period	Compensation Actually Paid to CEO	Average Compensation Actually Paid to Non-CEO NEOs		Cumulative Total Shareholder Return	Peer Group Total Shareholder Return	Net Income	Gold-Equivalent Ounces Produced
2021 to 2022	(43)%	58%	(1)	(10)%	(11)%	(51)%	(21)%
____________________
(1) Average Compensation Actually Paid to Non-CEO NEOs include the transition payments and equity payouts made to Mr. Beckman after his employment with the Company ended in December 2022. Removing Mr. Beckman from the calculation results in a 30% decrease in the Average Compensation Actually Paid to Non-CEO NEOs who are continuing employment with the Company.

From 2021 to 2022, the CAP to our CEO decreased by 43%, compared to a 10% decrease in our TSR over the same time period, a 51% decrease in our Net Income over the same time period, and a 21% decrease in our gold-equivalent ounces produced over the three-year period. The TSR for the peer group disclosed in the table above decreased by 11% from 2021 to 2022 as compared to the Company’s TSR, which decreased by 10% over the same time period. The 58% increase in the CAP to the Non-CEO NEOs from 2021 to 2022 is a result of the one-time transition payments made to Mr. Beckman in connection with his departure from the Company in

December 2022. When Mr. Beckman is removed from the calculation, the average CAP to the Non-CEO NEOs who are continuing employment with the Company decreases by 30% from 2021 to 2022.

Performance Measures used to Link CAP to the NEOs in 2022 to the Company’s Performance

The following table describes the most important financial measures that we use to assess Company performance each year and determine CAP to our NEOs:

Measure	Nature	Explanation
Gold-Equivalent Ounces Produced	Financial measure	Actual gold and gold-equivalent ounces produced.
Cost of Sales	Financial measure	The total of all costs associated with producing gold and gold-equivalent ounces, and does not include depreciation, depletion and amortization. The Company uses cost of sales as the GAAP equivalent to the non-GAAP metric all-in sustaining costs (AISC).
Relative TSR	Financial measure	Total shareholder return relative to the Company's peer group.
Return on Invested Capital	Financial measure	The rate of return on cash invested in the Company’s business.

In the “Compensation Discussion and Analysis” section of this Proxy Statement, we provide greater detail on the elements of our executive compensation program and our “pay-for-performance” compensation philosophy. We believe the Company’s executive compensation program and the executive compensation decisions included in the 2022 Summary Compensation Table and related disclosures appropriately reward our CEO and the Non-CEO NEOs for Company and individual performance, assist the Company in retaining our senior leadership team and support long-term value creation for our shareholders. The values included in the columns for Compensation Actually Paid to our CEO and the Non-CEO NEOs, calculated in accordance with newly adopted SEC disclosure rules, in each of the fiscal years reported above and over the two-year cumulative period demonstration how the compensation awarded fluctuated year-over-year, primarily based on our stock price as of the last day of the listed fiscal year, among other factors. Given a significant amount of the values in the columns for Compensation Actually Paid to our CEO and the Non-CEO NEOs are based on our stock price as of the last day of the listed fiscal year, it is important to note that the values could have been dramatically different if other dates were chosen.

PROPOSAL No. 3

Ratification of Appointment of Independent Registered Public Accounting Firm

Subject to applicable law, the Audit Committee is directly responsible for the compensation and oversight of the work of the independent external auditor. The Audit Committee has adopted procedures for the approval of engagements for services of its external auditor. In addition, the Audit Committee requires pre-approval of all non-audit services provided by the external auditor. For more information on the Audit Committee and the auditor, please refer to the “Report of the Audit Committee” section of this Proxy Statement.

The Audit Committee of the Board has approved the retention of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accountants to audit our financial statements for fiscal year 2023. We expect that a representative of PwC will attend the Annual Meeting to answer appropriate questions and to make a statement if he or she desires.

Shareholders are asked to ratify the appointment of PwC, although your ratification is not required, as the auditor of the Company to hold office until the next annual meeting of Shareholders of the Company and to authorize the Board to fix the remuneration of the auditor.

The Board recommends you vote FOR the ratification of the appointment of PwC as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2023.

Unless otherwise instructed, the persons designated on the proxy card intend to vote FOR the resolution to appoint PricewaterhouseCoopers LLP, as auditor of the Company.

REPORT OF THE AUDIT COMMITTEE

SSR Mining strongly values the importance of accurate and transparent financial disclosure and effective internal controls on financial reporting. To that end, the Company is continually working to maintain sound accounting practices, internal controls and risk management practices. The Audit Committee is responsible for the oversight of the Company’s financial reporting and audit processes and related internal controls on behalf of the Board. The Audit Committee actively assists the Board in fulfilling its oversight responsibilities to ensure: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualification and independence of the Company’s independent auditor; and (iv) the effective performance of the Company’s independent auditor. In addition to its audit function, the Audit Committee also reviews the risk identification and management process developed by management.

The Board has determined that all members of the Audit Committee are independent according to the Board’s independence standards as set forth in the Board of Directors Terms of Reference, NASDAQ requirements and National Instrument 52-110 - Audit Committees for Canadian companies (“NI 52-110”). The Board has also determined that all members of the Audit Committee are “financially literate” within the meaning of and as required by NI 52-110. NI 52-110 further prescribes rules regarding the responsibilities, composition and authority of the Audit Committee.

At least annually, the Audit Committee reviews the Company’s various disclosure and internal control policies, plans and procedures. The Audit Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP (“PwC”), the Company’s independent auditor, the organizational structure, procedure and practices that support the objectivity of the Company’s internal audit function and the effectiveness of the Company’s internal controls over financial reporting as of December 31, 2022. The Audit Committee has also reviewed and discussed with management and PwC the audited financial statements of the Company for the fiscal year ended December 31, 2022, including the quality and acceptability of the Company’s financial reporting practices and the completeness and clarity of the related financial disclosures.

Risk Management and Conflicts of Interest

SSR Mining faces many risks including, but not limited to: financial, regulatory, operational, compliance, and reputational risks. Management is responsible for the day-to-day management of risk and has an enterprise risk management program. The Audit Committee monitors the Company’s risk management process, focusing primarily on financial and regulatory compliance risk. The Audit Committee receives regular reports of the Company’s ethics and compliance activities, including a review of management’s compliance risk assessment and the efforts undertaken to mitigate ethics and compliance risks during the year. In addition to ensuring that there are mechanisms for the anonymous submission of ethics and compliance reports generally, the Audit Committee has established specific procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee also analyzes and reviews the Company’s cybersecurity framework to ensure appropriate measures are in place to mitigate cyber risk.

The Company’s Code of Conduct requires that all employees and directors avoid any activity that may interfere or conflict, or have the appearance of interfering or conflicting, with their business responsibility. The Audit Committee has the responsibility of reviewing any related-party transactions and in accordance with our Whistleblower Policy responds to any conflict-of-interest situations that may arise.

Independent External Auditor

PwC has been the Company’s independent auditor since 1989. The Company’s independent auditor reports directly to the Audit Committee, which has the designated authority to appoint, oversee, evaluate and discharge the independent auditor and to approve fees paid for their services. At Audit Committee meetings, the Audit Committee candidly discusses the Company’s financial reporting with the independent auditor, often without management present. The Audit Committee reviews, with the independent auditor, the results of the independent auditor’s annual audit and quarterly reviews of the Company’s financial statements and related disclosures. The Audit Committee annually reviews the independent auditor’s performance and independence in connection with the Audit Committee’s determination of whether to retain the independent auditor or engage another firm as the independent auditor. As part of the review, the Committee considers the independent auditor’s performance, tenure and familiarity with the Company’s global operations and business, and their capabilities and expertise in handling the breadth and complexity of these operations.

Subject to applicable law, the Audit Committee is directly responsible for the compensation and oversight of the work of the independent auditor. The Audit Committee has adopted procedures for the approval of engagements for services of its external auditor and the Audit Committee’s policy requires pre-approval of all non-audit services provided by the external auditor.

The following table presents fees for services rendered by PwC:

For the Year Ended December 31,	2022	2021
	($)	($)
Audit Fees	1,760,699	1,660,000
Audit-related Fees	7,692	45,000
Tax Fees	—	8,000
All Other Fees	—
Total	1,768,391	1,713,000

Audit Fees

Audit fees represent fees of PwC for the audit of our annual consolidated financial statements, the review of condensed consolidated financial statements, and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings, and similar engagements for the fiscal year. Audit fees also include advice about accounting matters that arose in connection with or as a result of the audit or the review of periodic financial statements and statutory audits that non-U.S. jurisdictions require.

Audit fees for 2021 increased due to the Company becoming a US domestic issuer for purposes of filings with the SEC effective January 1, 2022 and the resulting transition of the Company’s accounting methods from IFRS to US GAAP. The transition required the restatement of 2021 quarterly financial statements and comparative financial statements to US GAAP. The transition resulted in increased audit fees for 2021, which will not recur in future periods.

Audit-Related Fees

Audit-related fees consist of assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements or internal control over financial reporting, such as comfort letters, attest services, consents, and assistance with review of documents filed with the SEC. This category may include fees related to the performance of audits and attest services not required by statute or regulations; due diligence related to mergers and acquisitions; and accounting consultations about the application of GAAP to proposed transactions.

Tax Fees

Tax fees generally consist of tax compliance and return preparation, and tax planning and advice. Tax compliance and return preparation services consist of preparing original and amended tax returns and claims for refunds. Tax planning and advice services consist of support during income tax audits or inquiries.

All Other Fees

This category consists of fees for products and services other than the services reported above, including fees for subscription to PwC’s online research tool.

The Audit Committee has determined that the non-audit services rendered by PwC were compatible with maintaining its independence. All such non-audit services were pre-approved by the Audit Committee pursuant to the Company’s pre-approval policy.

Recommendations

Based on the review and discussions discussed above, the Audit Committee recommended to the Board that the audited annual financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC and on SEDAR.

The Audit Committee has also discussed with PwC the matters required to be discussed by the applicable rules and requirements of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence from SSR Mining.

The Audit Committee also recommends the appointment of PwC as the Company’s independent auditor to serve until the 2024 annual meeting of Shareholders.

This Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such information by reference.

Submitted by the Audit Committee

Kay Priestly, Chair
Thomas R. Bates, Jr.
Brian R. Booth
Leigh Ann Fisher

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of the Shares as of March 28, 2023, by:

a.each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of the Shares;
b.each Named Executive Officer and director nominee of the Company; and
c.all current executive officers and director nominees of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership percentages set forth in the table below are based on 206,868,001 Shares issued and outstanding as of March 28, 2023.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Shares.

Directors(1) and Executive Officers	Common Shares		Other Shares That May be Acquired Within 60 days	Total Shares Beneficially Owned	Percentage of Class
A.E. Michael Anglin	44,306			44,306	0.02%
Thomas Bates, Jr.	26,230			26,230	0.01%
Brian R. Booth	18,724			18,724	0.01%
Simon A. Fish	—			—	—%
Leigh Ann Fisher	—			—	—%
Alan P. Krusi	25,091			25,091	0.01%
Kay Priestly	—			—	—%
Karen Swager	—			—	—%
Rod Antal	691,438			691,438	0.33%
Stewart Beckman	130,205	(2)		130,205	0.06%
Alison White	10,140		6,477	16,617	0.01%
F. Edward Farid	76,611			76,611	0.04%
Michael J. Sparks	108,252			108,252	0.05%
All Directors and Executive Officers as a Group (13 persons)	1,130,997		6,477	1,137,474	0.05%
____________________
(1) Director share units ("DSUs") were awarded to all non-executive directors. DSUs are immediately fully vested and non-forfeitable and, upon retirement from the Board of Directors, the holder of DSUs is entitled to receive the cash value for each DSU. Because DSUs are not settled in Shares of the Company, they are not included in this table.
(2) This amount is based on Mr. Beckman's last Form 4 as an insider of the Company, which was filed on November 14, 2022.

Certain Beneficial Owners

The following table shows all holders known to SSR Mining that are beneficial owners of more than 5 percent of the outstanding shares of SSR Mining common shares.

Name	Common Shares		Percentage of Class
BlackRock, Inc.	27,740,575	(1)	13.40%
55 East 52nd Street
New York, New York 10055
Van Eck Associates Corporation	21,060,682	(2)	10.18%
666 Third Ave. - 9th Floor
New York, New York 10017
____________________
(1) As reported on Schedule 13G/A as filed on February 1, 2023, as of December 31, 2022, BlackRock, Inc. and its subsidiaries beneficially owned 27,740,575 shares, had sole voting power of 25,627,089 shares and sole dispositive power of 27,740,575 shares of SSR Mining Inc. common shares.
(2) As reported on Schedule 13G/A as filed on February 14, 2023, as of December 31, 2022, Van Eck Associates Corporation and its subsidiaries beneficially owned 21,060,682 shares, had sole voting power of 20,993,934 shares and sole dispositive power of 21,060,682 shares of SSR Mining Inc. common shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

To the knowledge of the Company, other than as disclosed elsewhere in this Proxy Statement, no officer or director of the Company, any subsidiary, any insider, any nominee director, or any Shareholder owning more than 10% of the voting Shares of the Company (or any associate or affiliate of any of the foregoing), has had any interest, direct or indirect, in any transaction or proposed transaction with the Company or any of its subsidiaries since the commencement of the Company’s most recently completed financial year.

Interest of Certain Persons in Matters to be Acted Upon

With respect to matters to be acted upon at the Meeting, management of the Company is not aware of any material interest, direct or indirect, by way of beneficial interest or otherwise, of any director or executive officer of the Company, or any associate or affiliate of the foregoing, in any matter to be acted upon at the Meeting.

Management Contracts

All management functions of the Company or any of its subsidiaries are performed by the directors and executive officers of the Company and its subsidiaries.

Indebtedness of Officers and Directors

As of the date of this Proxy Statement, no individual who is, or at any time during the most recently completed financial year was, a director or an officer of the Company, and no associate of any such officer or director, or proposed nominee is, or at any time since the beginning of the most recently completed financial year of the Company has been, indebted to the Company or any of its subsidiaries.

OTHER MATTERS

We do not presently know of any matters to be acted upon at the Annual Meeting other than the matters referred to in this Proxy Statement. If any other matter is properly presented, proxy holders will vote on the matter in their discretion.

GENERAL VOTING MATTERS

Voting Rights

Shareholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the “shareholder of record,” with respect to those shares. As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote on the Internet or by phone or mail as instructed in the proxy card to ensure your vote is counted.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares in your account. Your brokerage firm, bank, or other agent will not be able to vote in the election of directors unless they have your voting instructions, so it is very important that you indicate your voting instructions to the institution holding your shares. As a beneficial owner of shares, you are also invited to attend the Annual Meeting virtually. However, since you are not the shareholder of record, you may not vote your shares unless you appoint yourself as a proxyholder to attend the virtual meeting (for Canadian beneficial holders) or request and obtain a valid legal proxy from your broker, bank, or other agent (for US-based beneficial holders).

How to Vote

For Proposal 1, you may vote “For” or “Withhold” with respect to each nominee to the Board. For Proposal 2, you may vote “For”, “Against” or “Withhold” from voting. For Proposal 3, you may vote “For” or “Withhold” from voting. The procedures for voting are outlined below.

If you are a shareholder as of the Record Date, you may vote during the Annual Meeting by (i) attending the Annual Meeting virtually and following the instructions attached as “Appendix B” to this Proxy Statement, (ii) or by proxy (x) over the Internet at www.investorvote.com (for Registered Shareholders) or www.proxyvote.com (for Non-Registered Shareholders); (y) by phone by calling 1-866-732-VOTE (8683) from a touch-tone phone (for Registered Shareholder) or calling the toll-free number listed on your VIF from a touch tone phone (for Non-Registered Shareholders; or (z) by signing and returning the form of proxy or voting instruction form in the enclosed envelope. For additional information regarding voting, see the “Voting Instructions” section of this Proxy Statement.

Whichever method you use, giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. If you submit a proxy but do not specify how to vote, the Company representative named in the proxy will vote your shares in favor of the director nominees identified in this Proxy Statement and “For” Proposals 2 and 3.

Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting virtually and vote during the Annual Meeting if you have already voted by proxy.

If you are a beneficial owner and hold shares through another party, such as a bank or brokerage firm, you may receive material from them asking how you want to vote. Simply follow the instructions to ensure that your vote is counted. To vote in person at the Annual Meeting you must appoint yourself as a proxyholder (for Canadian beneficial owners) or obtain a valid legal proxy from your broker, bank, or other agent (for US beneficial owners). Follow the instructions from your broker, bank, or other agent included with the notice, or contact your broker, bank, or other agent.

You may receive more than one set of proxy materials depending on how you hold your shares. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope.

Revoking a Proxy

A shareholder of record may revoke any proxy which is not irrevocable by submitting a new proxy bearing a later date, by voting by telephone or over the Internet, or by delivering to the Corporate Secretary of the Company a revocation of the proxy in writing so that it is received by the Company at 6900 E. Layton Avenue, Suite 1300, Denver, Colorado 80237, prior to the Annual Meeting.

A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

If you are a beneficial owner, you may revoke your proxy by submitting new instructions to your broker, bank, or other agent, or if you have received a proxy from your broker, bank, or other agent giving you the right to vote your shares at the Annual Meeting, by attending the meeting virtually and voting during the meeting.

Solicitation

These proxy materials are being provided in connection with the solicitation of proxies by the Company and are first being sent to shareholders on or about April 14, 2023. We have engaged Laurel Hill Advisory Group (“Laurel Hill”), to assist in the solicitation of proxies for the annual meeting. We have agreed to pay Laurel Hill a fee of C$42,500. We will also reimburse Laurel Hill for reasonable out-of-pocket expenses and will indemnify Laurel Hill and its affiliates against certain claims, liabilities, losses, damages and expenses. In addition to these mailed proxy materials, our directors and officers may also solicit proxies in person, by telephone or by other means of communication. These parties will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Votes Required

The vote required for Proposal 1 for the election of directors by shareholders shall be the plurality of the votes cast with respect to a director nominee. This means that the director nominees receiving the highest number of affirmative ‘For’ votes will be elected. Abstentions and “broker non-votes” (as defined below) will not count as votes either ‘For’ or ‘Against’ a nominee.

Proposal 2 is advisory only and will not be binding on the Company or the Board.

Approval of Proposal 3 requires the affirmative vote of the holders of a majority of the voting power of the shares of stock present at the virtual Annual Meeting or represented by proxy and entitled to vote on the subject matters. For Proposal 3, an abstention will have the same effect as a vote against the proposal because an abstention represents a share considered present and entitled to vote.

If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares must be voted as you direct. If you do not give instructions for Proposal 3 to ratify selection of the Company’s independent registered public accounting firm, the broker may vote your shares at its discretion. For the remaining proposals, including the election of directors, the broker cannot vote your shares at all. When that happens, it is called a “broker non-vote.” Broker non-votes are counted in determining the presence of a quorum at the meeting, but they will have no effect on the voting for Proposals 1 and 2 because they do not represent shares present and entitled to vote for those proposals.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means that the holders of record of at least one-third of the voting power of the issued and outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting must be represented at the Annual Meeting, either by proxy or present at the virtual meeting. Once a quorum is present to organize a meeting, it shall not be broken by the subsequent withdrawal of any shareholders.

Notice-and-Access

The Company is sending out proxy-related materials to Shareholders using the notice-and-access mechanism that came into effect on February 11, 2013 under National Instrument 54-101 – Communications with Beneficial Owners of Securities of a Reporting Issuer. The Company anticipates that notice-and-access will directly benefit the Company through a reduction in both postage and material costs and also promote environmental responsibility by decreasing the large volume of paper documents generated by printing proxy-related materials.

Shareholders will be provided with electronic access to our Notice of Meeting, this Proxy Statement, the proxy card (if you are a Registered Shareholder) or a VIF (if you are a Non-Registered Holder) and our financial statements for the year ended December 31, 2022 on the Company’s page on EDGAR (www.sec.gov/edgar.shtml), SEDAR (www.SEDAR.com) and also on the Company’s website at http://ir.ssrmining.com/investors/agm. The Company has not adopted a stratification procedure whereunder printed copies of the proxy-related material are delivered to certain Shareholders and not to others.

Householding

The SEC allows companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Householding is the term used to describe the practice of delivering a single set of notices, proxy statements and annual reports to any household at which two or more shareholders reside. This procedure reduces the volume of duplicate information shareholders receive and also reduces a company’s printing and mailing costs. Householding will continue until you are notified otherwise or you submit contrary instructions. Each shareholder retains a separate right to vote on all matters presented at the Annual Meeting.

If, at any time, you wish to receive a separate copy of this Proxy Statement or other proxy materials, free of charge, or if you wish to receive separate copies of future annual reports or proxy materials, please mail your request to the Corporate Secretary of the Company.

Shareholder Proposals for the 2024 Annual Meeting of Shareholders

Shareholders who wish to present proposals at our 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) and wish to have those proposals included in the proxy materials to be distributed by us in connection with our 2024 Annual Meeting must submit their proposals to the Company at 6900 E. Layton Avenue, Suite 1300, Denver, Colorado 80237 on or before December 16, 2023. Any such proposal must conform to and include the information required by SEC Rule 14a-8 in order for such proposal to be eligible for inclusion in our 2024 proxy statement. We are not required to include in our proxy statement and form of proxy a shareholder proposal that was received after that date or that otherwise fails to meet the requirements for shareholder proposals established by SEC regulations.

Future Annual Meeting Business

In order to be properly brought before the 2024 Annual Meeting, regardless of inclusion in our Proxy Statement, notice of a matter a shareholder wishes to present, including any director nominations, must be delivered to the Company at 6900 E. Layton Avenue, Suite 1300, Denver, Colorado 80237, not less than 90 nor more than 120 days prior to the date of this year’s annual meeting, which would be no later than the close of business on February 25, 2024 and no earlier than the close of business on January 26, 2024.

Further, if you intend to nominate a director and solicit proxies in support of such director nominee(s) at the 2024 Annual Meeting, you must also provide the notice and additional information required by Rule 14a-19 under the Exchange Act to the Company at the address noted above no later than the close of business on March 26, 2024. This deadline under Rule 14a-19 does not supersede any of the timing requirements under the Company’s Articles. The supplemental notice and information required under Rule 14a-19 is in addition to the applicable notice and information requirements under the Company’s Articles as described in this section and it shall not extend any such deadline set forth under the Company’s Articles.

If, however the date of the meeting is advanced by more than 30 days, or delayed by more than 60 days, from the anniversary of this year’s annual meeting date, then (i) such written advance notice of a matter that a shareholder wishes to present at an annual meeting must be received by the Company at the address indicated above not earlier than 90 days prior to the 2024 Annual Meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or 10th day following the day on which public announcement of the date of such meeting is first made by the Company and (ii) the notice and information required by Rule 14a-19 must be received by the Company no later than close of business on the later of the 60th day before the date of the 2024 Annual Meeting or the 10th day following the date on which public announcement of the date of such meeting is first made by the Company.

The shareholder must also provide all of the information required by our Articles and Rule 14a-19.

VOTING INSTRUCTIONS

You are a “Registered Shareholder” if your Shares are held in your name. The Company has made a list of all persons who were registered holders of Shares as of the close of business on March 28, 2023, and the number of Shares registered in the name of each person on that date.

Each Shareholder on the Record Date will be entitled to one vote for each Share held by such Shareholder on all matters proposed to come before the Meeting, except to the extent that such Shareholder has transferred any such Shares after the Record Date and the transferee of such Shares establishes ownership thereof and makes a written demand, not later than ten (10) days before the Meeting, to be included on the list of Shareholders entitled to vote at the Meeting, in which case the transferee will be entitled to vote such Shares at the Meeting.

Registered Shareholder Voting

Voting During the Annual Meeting

If you wish to vote while the virtual Annual Meeting is in session, do not complete or return the proxy form. To attend and vote at the Annual Meeting:

•log in at 'https://meetnow.global/MWX2WMC at least 15 minutes before the meeting starts
•select Shareholder on the login screen
•enter the 15-digit Control Number located on the form of proxy or in the email notification you received

If, as a Registered Shareholder, you are using your control number to log-in to the Annual Meeting, you will be provided the opportunity to vote by online ballot at the appropriate time on the matters put forth at the Annual Meeting. If you have already voted by proxy and you vote again during the online ballot during the Annual Meeting, your online vote during the Annual Meeting will revoke your previously submitted proxy. If you have already voted by proxy and do not wish to revoke your previously submitted proxy, do not vote again during the online ballot.

A proxy can be submitted to Computershare either in person, or by mail or courier to:

100 University Avenue, 8th Floor,
Toronto, Ontario,
M5J 2Y1;
or
via the internet at www.investorvote.com.

The proxy must be deposited with Computershare by no later than 5:00 p.m. MDT (Denver) on May 23, 2023, or if the meeting is adjourned or postponed, not less than two business days before the commencement of such adjourned or postponed meeting.

Registered Shareholders who wish to appoint someone other than the management nominees as their proxyholder to attend and participate at the meeting as their proxy and vote their shares MUST submit their proxy, appointing that person as proxyholder AND, if that person will be attending the meeting online, register that proxyholder online, as described below under the “To Register your Proxyholder” section. Registering your proxyholder is an additional step to be completed AFTER you have submitted your proxy if your proxyholder will be attending the meeting online. Failure to register the proxyholder will result in the proxyholder not receiving an Invitation Code that is required to be able to attend and participate at the meeting.

If you are using the Invitation Code provided by Computershare to login to the online meeting (i.e. Computershare sent you an email with a Invitation Code), you must accept the terms and conditions to represent the shares appointed to you.

Should you just wish to enter as a Guest, accept the terms and conditions and enter as a Guest.

Voting by Proxy

If you are a Registered Shareholder, the applicable proxy form(s) are included in your Notice Package. Registered Shareholders have four options to vote by proxy:

By Telephone (only within Canada or the United States):

•Call 1-866-732-VOTE (8683) from a touch-tone phone and follow the instructions. You will need the 15-digit control number located on the proxy form included in the Meeting Materials. You do not need to return your proxy form.

By Internet:

•Go to www.investorvote.com. You will need the 15-digit control number located on the proxy form included in the Meeting Materials. You do not need to return your proxy form.

By Fax:

•Complete your voting instructions, sign and date the proxy and fax it to Computershare at 1-866-249-7775 (for Registered Shareholders in Canada and the U.S.) or 1-416-263-9524 (for Registered Shareholders outside Canada and the U.S.)

By Mail:

•Complete, date and sign the proxy form included in the Meeting Materials and return it in the envelope provided or otherwise by mail to:

Computershare Investor Services Inc.
Attention: Proxy Department
100 University Avenue, 8th Floor
Toronto, Ontario, M5J 2Y1

The persons already named in the proxy included in your Notice Package are either directors or officers of the Company. Please see “General Voting Information — Proxy Voting” above.

Non-Registered Shareholder Voting

Shareholders, or the persons they appoint as their proxies, are permitted to vote at the Meeting. However, in many cases, Shares of the Company that are beneficially owned by a person (a “Non-Registered Holder”) are registered either:

•in the name of an intermediary such as a bank, trust company, securities dealer, trustee or administrator of self-administered RRSPs, RRIFs, RESPs, TFSAs or similar plans (each an “Intermediary”) that represents the Non-Registered Holder in respect of its common shares; or

•in the name of a depository (a “Depository”, such as CDS Clearing and Depository Services Inc. or CHESS Depositary Nominees Pty Ltd. (“CDN”)) of which the Intermediary is a participant.

If you are a Non-Registered Holder (other than a holder of CHESS depositary interests in Australia), and have received these materials through your broker, custodian, nominee or other intermediary, please complete and return the VIF provided to you by your broker, custodian, nominee or other intermediary in accordance with the instructions provided therein. Non-registered holders who have not duly appointed themselves as proxy will not be able to participate at the meeting.

As an alternative to submitting your voting instructions to your intermediary by completing and returning your VIF, a Non-Registered Holders may vote using one of the following methods:

Voting During the Virtual Meeting:

Non-Registered Holders must appoint themselves as proxyholder by registering with Computershare at www.computershare.com/ssrmining as described below under the “To Register your Proxyholder” section, to receive login credentials to attend and vote at the virtual meeting:

•log in at 'https://meetnow.global/MWX2WMC at least 15 minutes before the meeting starts
•select Invitation Code on the login screen
•enter the Invitation Code located in the email notification you received

Voting By Proxy

By Internet:

•Go to www.proxyvote.com, enter your control number and provide your voting instructions.

By Telephone:

•Call the toll-free number listed on your VIF from a touch tone phone and follow the automatic voice recording instructions to vote. You will need your control number to vote.

The Company may utilize the Broadridge QuickVote™ service to assist Non-Registered Holders (other than a holder of CHESS depositary interests in Australia) with voting their Shares. Certain Non-Registered Holders who have not objected to the Company knowing who they are (non-objecting beneficial owners), may be contacted by Laurel Hill Advisory Group to conveniently obtain a vote directly over the telephone.

Canada – Voting Instructions

Generally, Non-Registered Holders will receive a package from their Intermediary containing either:

•a VIF that must be properly completed and signed by the Non-Registered Holder and returned to the Intermediary in accordance with the instructions on the VIF;

or, less typically

•a form of proxy card that has already been stamped or signed by the Intermediary and is restricted as to the number of Shares beneficially owned by the Non-Registered Holder, but which otherwise has not been completed. In this case, the Non-Registered Holder who wishes to submit a proxy should properly complete the proxy card and deposit it with Computershare by mail as described above. Note that voting by Internet or telephone may not be available for such Non-Registered Holders.

The purpose of these procedures is to permit Non-Registered Holders to direct the voting of Shares of the Company that they beneficially own.

If you have any questions about the information contained in this Proxy Statement or require assistance in voting your Shares, please contact Laurel Hill Advisory Group, our proxy solicitation agent, by calling toll-free at 1-877-452-7184 (for Shareholders in Canada or the United States) or 1-416-304-0211 (for Shareholders outside North America) or by e-mail at assistance@laurelhill.com.

Australia – Voting Instructions

Non-Registered Holders in Australia hold CHESS Depositary Interests (“CDIs”) of the Company, or units of beneficial ownership of the underlying Shares, which are registered in the name of CDN. As the holders of CDIs are not the legal owners of the underlying Shares, CDN is entitled to vote at the Meeting at the instruction of the holders of the CDIs.

As a result, holders of CDIs can expect to receive a VIF, together with the Meeting Materials from Computershare in Australia. These VIFs are to be completed and returned to Computershare in Australia in accordance with the instructions contained therein. CDN is required to follow the voting instructions properly received from holders of CDIs.

If you hold your interest in CDIs through an Intermediary, you will need to follow the instructions of your Intermediary to request a form of legal proxy.

To obtain a copy of CDN’s Financial Services Guide, go to www.asx.com.au/cdis. Phone +61 2 9338 0000 (overseas) or +02 9227 0885 (within Australia) if you would like a copy sent to you by mail.

CDI holders in Australia, can contact Laurel Hill for assistance by calling toll-free at 1-800-861-409 or by e-mail at assistance@laurelhill.com.

Appointment of a Third-Party as Proxy

The following applies to Shareholders who wish to appoint someone as their proxyholder other than the management nominees named in the form of proxy or VIF. This includes non-registered Shareholders who wish to appoint themselves as proxyholder to attend and participate at the meeting online.

To appoint someone other than the management nominees as your proxyholder, you must submit your proxy or VIF to the appropriate party prior to registering your proxyholder. For Registered Shareholders, a proxy can be submitted to Computershare either in person, or by mail or courier, to 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1, or via the internet at www.investorvote.com. The proxy must be deposited with Computershare by no later than 5:00 p.m. MDT (Denver) on May 23, 2023, or if the meeting is adjourned or postponed, not less than two business days before the commencement of such adjourned or postponed meeting. For Non-Registered Shareholders, your proxy or VIF can be submitted to your intermediary by returning your proxy or VIF by mail using the postage-paid envelope provided with your proxy materials or via the internet at www.proxyvote.com.

If a shareholder who has submitted a proxy attends the meeting via the webcast and has accepted the terms and conditions when entering the meeting online, any votes cast by such shareholder on a ballot will be counted and the submitted proxy will be disregarded.

Registering your proxyholder is an additional step to be completed AFTER you have submitted your proxy or VIF if your proxyholder will be attending the meeting online. Failure to register the proxyholder will result in the proxyholder not receiving login credentials that are required in order to attend and participate at the meeting.

To Register your Proxyholder

To register a proxyholder, Shareholders MUST visit www.computershare.com/ssrmining by 5:00 p.m. MDT (Denver) on May 23, 2023 and provide Computershare with the required proxyholder contact information, so that Computershare may provide the proxyholder with login credentials via e-mail.

Without login credentials, proxyholders will not be able to attend and vote online at the meeting. If you are a Non-Registered Holder and you wish to vote at the meeting online, you must appoint yourself as proxyholder by inserting your own name in the space provided on the VIF sent to you by your intermediary, you must follow all of the applicable instructions provided by your intermediary AND, if you will be attending the meeting online, you must also register yourself as your proxyholder, as described above. By doing so, you are instructing your intermediary to appoint you as proxyholder. Non-registered holders who have not appointed themselves as proxyholder cannot vote online during the meeting. This is because we and our transfer agent do not maintain the records for non-registered holders of our shares and we have no knowledge of your shareholdings or entitlement to vote, unless you appoint yourself as proxyholder.

If you decide to vote by telephone, you cannot appoint a person to vote your Shares other than our directors or officers whose printed names appear on the proxy form.

It is important to ensure that any other person you appoint is attending the Meeting and is aware that his or her appointment has been made to vote your Shares.

Deadlines for Voting

Attending the Meeting — If you are planning to attend the Meeting and wish to vote your Shares while the virtual meeting is in session, your vote will be taken and counted at the Meeting.

Using the Proxy Form — If you are voting using the proxy form and voting by fax or by mail, your proxy form should be received by Computershare not later than 5:00 p.m. MDT (Denver) on the second business day preceding the date of the Meeting or any adjournment thereof. If you are a holder of CHESS depositary interests in Australia, please complete and return the form in accordance with the instructions in the Meeting Materials. If you do not complete and return the form in accordance with such instructions, you may lose your right to instruct the Registered Shareholder on how to vote at the Meeting on your behalf.

Internet or Telephone — If you are voting your proxy by internet or by telephone, you must do so not later than 5:00 p.m. MDT (Denver) on the second business day preceding the date of the Meeting or any adjournment thereof.

The deadline for the deposit of proxies may be extended or waived by the Chair of the SSR Mining Inc. Meeting at his discretion without notice.

Revoking your Proxy

A Registered Shareholder who has voted by proxy may revoke it by voting again in any manner (as described above), or by depositing an instrument in writing (which includes another proxy form with a later date) executed by you or by your attorney authorized in writing delivered to Computershare by fax or mail (as described above), at any time up to 5:00 p.m. MDT (Denver) on the second business day preceding the date of the Meeting. A Registered Shareholder may also revoke a proxy in any other manner permitted by law. In addition, participation in person in a vote by ballot at the Meeting will automatically revoke any proxy previously given by you in respect of business covered by that vote.

Revocation of Voting Instruction Forms and Proxies

A Non-Registered Holder may revoke a VIF that has been given to an Intermediary by written notice to the Intermediary or by submitting a VIF bearing a later date. In order to ensure that an Intermediary act upon revocation of a VIF, written notice should be received by the Intermediary well in advance of the Meeting. A Non-Registered Holder may revoke a proxy that has been delivered to Computershare by following the instructions as described in “Revoking Your Proxy” above.